Docusign Envelope ID: E86DA97E-1D14-8C2C-82BC-931F402E79B5

Exhibit 10.1

THE BLUFFS

OFFICE LEASE

This Office Lease (the "**Lease**"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "**Summary**"), below, is made by and between DELLWOOD FARM LLC, a Delaware limited liability company ("**Landlord**"), and THE HONEST COMPANY, INC., a Delaware corporation ("**Tenant**").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION
1.	"**Effective Date**":	6/14/2026 2026
2.	Premises, Building, and Project: (Article 1)	
2.1	"**Building**":	12121 Bluff Creek Drive Playa Vista, CA 90094 Containing approximately 243,747 rentable square feet of space ("**RSF**")
2.2	"**Premises**":	Approximately 38,240 RSF located on the fifth (5th) floor of the Building and commonly known as Suite 500, as further depicted on **Exhibit A** to this Lease and described in Section 1.1.1 below.
2.3	"**Project**":	The office development, commonly referred to as The Bluffs, and consisting of the Building, the Common Areas, the building located at 12181 Bluff Creek Drive (the "**West Building**"), and the land upon which such development is located, as generally depicted on the site plan attached as **Exhibit A-1** of this Lease.
3.	Lease Term: (Article 2).	
3.1	"**Lease Term**":	Ten (10) years beginning on the Lease Commencement Date (as defined below) and ending on the Lease Expiration Date (as defined below).

4904-9701-4680.7/395793.00003

The Bluffs
[The Honest Company, Inc.]

Docusign Envelope ID: E86DA97E-1D14-8C2C-82BC-931F402E79B5

3.2 "**Lease Commencement Date**": The later of (i) March 1, 2027, and (ii) the date of "Substantial Completion" of the "Tenant Improvements", as defined in Section 5.1 of the Tenant Work Letter attached hereto as **Exhibit B**.

3.3 "**Lease Expiration Date**": The last day of the 120th full month after the Lease Commencement Date.

3.4 Option Term: Tenant has one (1) option (the "**Extension Option**") to extend the Lease Term for a period of five (5)-years (the "**Option Term**"), as more particularly set forth in Section 2.2 and **Exhibit F** of this Lease.

4. "**Base Rent**" (Article 3):

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per RSF
1	$1,606,080.00	$133,840.00	$3.500
2	$1,720,800.00	$143,400.00	$3.750
3	$3,326,880.00	$277,240.00	$7.250
4	$3,443,320.80	$286,943.40	$7.504
5	$3,563,837.03	$296,986.42	$7.766
6	$3,688,571.32	$307,380.94	$8.038
7	$3,817,671.32	$318,139.28	$8.320
8	$3,951,289.82	$329,274.15	$8.611
9	$4,089,584.96	$340,798.75	$8.912
10	$4,232,720.43	$352,726.70	$9.224

Note: The foregoing Base Rent payment amounts are subject to rent abatement as provided in Section 3.2 of the Lease.

5. "**Base Year**" (Article 4): Calendar year 2027.

6.	"**Tenant's Share**" (Article 4):	Approximately 15.688%.
7.	"**Permitted Use**" (Article 5):	General office and administrative uses consistent with a first class office building project in the West Los Angeles area.
8.	"**Letter of Credit**" (Article 21):	$1,200,000.00. Subject to reduction as provided in Article 21.

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Docusign Envelope ID: E86DA97E-1D14-8C2C-82BC-931F402E79B5

9.	Parking Pass Ratio (Article 28):	Tenant shall have the right but not the obligation to rent up to four (4) unreserved parking passes for every 1,000 RSF of the Premises (i.e., up to 153 unreserved parking passes, the "**Parking Passes**") at the prevailing Project parking rates for unreserved parking passes (subject to the terms of Article 28 below). At Tenant's option, Tenant may convert up to 25% of such unreserved parking passes allocation into reserved parking spaces ("**Reserved Spaces**"). Tenant shall have the right to require that two (2) of such reserved spaces be equipped by Landlord at Landlord's cost for EV charging.
10.	Address of Tenant (Section 29.18):	*Prior to the Lease Commencement Date:* The Honest Company, Inc. 12130 Millennium Drive, Suite 500 Los Angeles, CA 90094 Attention: General Counsel *After the Lease Commencement Date:* The Honest Company, Inc. 12121 Bluff Creek Drive, Suite 500 Playa Vista, CA 90094 Attention: General Counsel

With a copy to:

Novos Law LLP
Attention: Jordan Fishman
Email: jfishman@novoslawllp.com

11.	Address of Landlord (<u>Section 29.18</u>):	See <u>Section 29.18</u> of the Lease.
12.	Broker(s) (<u>Section 29.24</u>):	Cushman & Wakefield, representing Tenant ("**Tenant's Broker**") Lincoln Property Company, representing Landlord
13.	Tenant Improvement Allowance (**<u>Exhibit B</u>**):	$180.00 per RSF of the Premises.

4904-9701-4680.7/395793.00003 -3- The Bluffs [The Honest Company, Inc.]

Docusign Envelope ID: E86DA97E-1D14-8C2C-82BC-931F402E79B5

14.	Right of First Refusal (<u>Section 1.3</u>):	Tenant has a right of first refusal to lease the remaining space on the 5th floor of the Building, as set forth in <u>Section 1.3</u> below.

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The Bluffs
[The Honest Company, Inc.]

4904-9701-4680.7/395793.00003 -5- The Bluffs [The Honest Company, Inc.] ARTICLE 1 PREMISES, BUILDING, PROJECT, AND COMMON AREAS 1.1 Premises, Building, Project and Common Areas. 1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the Premises ). The outline of the Premises is approximately set forth in Exhibit A attached hereto and the parties hereby agree that the Premises shall be deemed to have the number of RSF as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Landlord and Tenant each covenant as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibits A and A-1 is to show the approximate location of the Premises, the Building, and the Project only, and such Exhibits are not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the Common Areas, as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the Project. Except as specifically set forth in this Lease and in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that any representation or warranty made by Landlord or any agent of Landlord regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant s business shall not be binding upon Landlord, except as and to the extent specifically set forth in this Lease and the Tenant Work Letter. 1.1.2 The Building and The Project. The Premises are a part of the Building set forth in Section 2.1 of the Summary. The Building is part of the Project as set forth in Section 2.3 of the Summary. 1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the Common Areas ). The manner in which the Common Areas are maintained and operated shall be in the reasonable discretion of Landlord and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time, provided that such rules, regulations and restrictions do not unreasonably interfere with the rights granted to Tenant under this Lease and the Permitted Use, and further provided that Landlord shall at all times maintain and operate the Common Areas in a first-class manner at least consistent with Comparable Buildings, as that term is defined in Section 4 of Exhibit F to this Lease. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that no such changes shall be permitted which materially impair Tenant s use of the Premises or 4904-9701-4680.7/395793.00003 -6- The Bluffs [The Honest Company, Inc.] reduce Tenant s rights or access hereunder. Except when and where Tenant s right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Parking Facilities twenty-four (24) hours per day, seven (7) days per week during the Lease Term. At Landlord s election from time to time, the Common Areas may include certain shared use facilities that are under Landlord s management and control, such as, but not limited to, fitness centers, conference and meeting rooms, visitors' centers, cafés, cafeterias, and/or other food service operations, bicycle storage areas and/or bathroom and shower facilities (collectively, Shared Use Facilities ). Landlord shall have the right to reasonably require, as a condition to use of any of such Shared Use Facilities, that Tenant s employees and other users of any such Shared Use Facilities sign a waiver and release of liability as deemed appropriate by Landlord. 1.2 Rentable Square Feet of Premises and Building. For purposes of this Lease, rentable square feet of the Premises and Building shall be stipulated and deemed as set forth in Sections 2.1 and Section 2.2 of the Summary and shall not be subject to remeasurement or modification during the initial Lease Term. 1.3 Right of First Refusal. Landlord hereby grants to the tenant originally named herein (the "Original Tenant") an ongoing right of first refusal Right of First Refusal during the initial Lease Term with respect to any available space on the fifth (5th) floor of the Building (the "Refusal Space"). 1.3.1 Procedure for Offer. If Landlord receives a "bona-fide third-party offer" for all or a portion of the Refusal Space on terms that are acceptable to Landlord, then Landlord Refusal Notice . Pursuant to such Refusal Notice, Landlord shall offer to lease to Tenant such Refusal Space on the same terms as set forth in the bona-fide third-party offer. The Refusal Notice shall describe the Refusal Space, the lease term, base rent and other fundamental material economic terms and conditions, including the method of measurement of rentable and usable square feet, upon which Landlord proposes to lease such Refusal Space pursuant to the bona-fide third-party offer Refusal Space Rent For purposes of this Section 1.3, a "bona-fide third-party offer" shall mean a counter-offer received by Landlord to lease the subject Refusal Space from a qualified third party on terms Landlord is willing to accept. 1.3.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first refusal with respect to the Refusal Space described in the Refusal Notice, then within ten (10) business days after delivery of the Refusal Notice to Tenant, Tenant shall deliver written notice to Landlord (the "Refusal Exercise Notice") of Tenant's irrevocable exercise of its right of first refusal with respect to all of the Refusal Space described in the Refusal Notice at the Refusal Space Rent contained in such Refusal Notice. If Tenant does not deliver the Refusal Exercise Notice to Landlord within such ten (10) business day period, then Landlord shall be free to negotiate and enter into a lease or lease amendment for the Refusal Space subject to the bona-fide third-party offer with anyone and on any terms Landlord desires (any such lease entered into within six (6) months after the date of the Refusal Notice, an "Intervening Lease"); provided, however, that prior to entering into an Intervening Lease on economic terms that, on a net-effective present value basis, are more than five percent (5%) more favorable to the tenant than those contained in the Refusal Notice, or entering into an Intervening Lease for materially less than all of the space described in the Refusal Notice, Landlord shall first re-offer such space to Tenant pursuant to a 4904-9701-4680.7/395793.00003 -7- The Bluffs [The Honest Company, Inc.] new Refusal Notice on such reduced terms and/or for such reduced space, as applicable. If Landlord has not entered an Intervening Lease within six (6) months after the date of the Refusal Notice, then Landlord shall be obligated to again provide a Refusal Notice prior to entering into any lease for the Refusal Space. If Tenant does not lease the Refusal Space as set forth above and Landlord enters into a lease with a third party tenant, Tenant's ongoing right of first refusal for such Refusal Space shall thereafter arise only following the expiration or earlier termination of such lease of such Refusal Space Interim Lease (including any renewals of any Interim Lease, whether or not such renewal is pursuant to an express written provision in such lease). 1.3.3 Amendment to Lease. If Tenant timely exercises Tenant's Right of First Refusal, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to this Lease (the "Refusal Space Amendment") for the applicable Refusal Space at the Refusal Space Rent, and upon the terms and conditions set forth in this Lease and this Section 1.3; provided, however, an otherwise valid exercise of the such right of first refusal shall be fully effective whether or not a lease amendment is executed. 1.3.4 Term of Refusal Space Lease. 1.3.4.1 Initial 7 Lease Years. If Tenant leases Refusal Space during the to commence on the date provided in the Refusal Notice, and to expire on the Lease Expiration Date, and the rental concessions (e.g., abated rent and improvement allowance) for the Refusal Space Rent shall be proportionately adjusted to account for the reduced or increased lease term for the Refusal Space, as applicable. 1.3.4.2 After 7th Lease Year. If Tenant leases Refusal Space after the first seven (7) Lease Years, and the lease term proposed in the Refusal Space Rent expires more than two (2) years after the Lease Expiration Date, then (i) upon such lease of Refusal Space the Lease Expiration Date shall be extended to match the expiration date for the Refusal Space set forth in the Refusal Space Rent, (ii) the Rent for the initial Premises during such extended period shall be equal to the Base Rent per RSF and Base Year attributable to the Refusal Space during such period as set forth in the Refusal Space Rent and (iii) Tenant shall receive rental concessions (e.g., abated rent and improvement allowance) applicable to the initial Premises during such extended period, proportionately adjusted to account for the shorter period of the extension of the term for the initial Premises. If Tenant leases Refusal Space after the first seven (7) Lease Years, and the lease term proposed in the Refusal Space Rent expires fewer than two (2) years after the Lease Expiration Date, then (a) Lease Expiration Date, and (b) the rental concessions for the Refusal Space (e.g., abated rent and improvement allowance) shall be proportionately reduced to account for the reduced lease term. 1.3.5 Termination of Refusal Right. The rights contained in this Section 1.3 shall be personal to the Original Tenant Section 14.6, below), and may only be exercised during the initial Lease Term by the Original Tenant or an Affiliate (and not any other assignee, sublessee or other transferee of Original Tenant's interest in this Lease) if the Original Tenant occupies no less than fifty percent (50%) of the then-existing Premises. The right to lease the Refusal Space as provided in this Section 1.3 may not be exercised (and Landlord may enter into an Interim Lease without delivery of a Refusal Notice) if, as of the date Landlord 4904-9701-4680.7/395793.00003 -8- The Bluffs [The Honest Company, Inc.] would otherwise be required to deliver a Refusal Notice, the date of the attempted exercise of the right of first refusal by Tenant, or as of the scheduled date of delivery of the Refusal Space to Tenant, Tenant is in Default under this Lease. 1.4 Late Delivery of the Premises. If the Lease Commencement Date has not occurred by the date Required Completion Date that is twenty-four (24) weeks after the date that is the later of (i) the date Tenant provides the Issued for Construction (IFC) set of the which IFC set is to be provided not later than 10 business days after the plan check submittal set of drawings are ready for issuance of a building permit (as extended by delays caused by Force Majeure and ), (ii) the Cost Proposal Approval Date (as defined in Section 4.1 of the Tenant Work Letter), and (iii) the date Tenant pays of the Over-Allowance Amount (as defined in Section 4.2 of the Tenant Work Letter) (provided that if the event in either i i occurs last, then the Required Completion Date shall be deemed to be the date that is twenty-four (24) weeks after the date that is 7 business days after the occurrence of the last to occur of the , then as of the date the Lease Commencement Date occurs, Tenant shall be entitled to one day of free Base Rent for each day beyond the Required Completion Date that the Commencement Date actually occurs. 1.5 Fitness Center. Landlord shall cause an on-site gym (including lockers and showers), which is available for use by tenants of the Project (the "Fitness Center") to be maintained within the Project throughout the Lease Term during regular weekday business hours (and excluding Force Majeure and other temporary closures), at no cost to Tenant or its employees. 1.6 Temporary Space. Tenant shall have the right, by written notice to Landlord given Temporary Space Election Notice Section 1.6. If Tenant timely delivers the Temporary Space Election Notice, then during the period beginning on February 1, 2027, and ending on the Lease Commencement Date (such period being referred to herein as the "Temporary Space Term"), Tenant shall lease approximately 31,533 RSF known as Suite 300E on the 3rd floor of the Building (the "Temporary Space") for the Permitted Use. - rd have no obligation to perform any work or to incur Tenant shall not construct any improvements or make any alterations of any type to the Temporary Space without the prior written consent of Landlord, which shall not be unreasonably withheld. All costs in connection with making the Temporary Space ready for occupancy by Tenant shall be the sole responsibility of Tenant. 1.6.1 Temporary Space Rent. The Temporary Space shall be subject to all the terms and conditions of the Lease except as expressly modified herein, provided that, commencing on April 1, 2027, and continuing through the Temporary Space Term, Tenant shall pay Base Rent for the Temporary Space equal to $94,599.00 per month, payable in accordance with the Lease. Tenant shall not be required to pay any Temporary Space Rent for the period between February 1, 2027, and April 1, 2027. If the Temporary Space Term commences on other than the first day of

4904-9701-4680.7/395793.00003 -9- The Bluffs [The Honest Company, Inc.] a calendar month or ends on other than the last day of a calendar month, then the monthly Base Rent payable for the Temporary Space for any such partial month shall be prorated to reflect the actual number of days of such partial month falling within the Temporary Space Term. Tenant the Temporary Space Term. In connection with its lease of the Temporary Space Tenant shall receive parking free of charge. 1.6.2 Surrender of Temporary Space. Tenant shall vacate the Temporary Space and deliver the same to Landlord in the same condition that the Temporary Space was delivered to Tenant, ordinary wear and tear excepted, within fifteen (15) days after the expiration of the Temporary Term Surrender Date , and shall remove all debris, all personal property and any trade fixtures of Tenant from the Temporary Space. Tenant shall have no right to hold over or otherwise occupy the Temporary Space at any time following the Surrender Date, and in the event of such holdover, the terms of Article 16 of this Lease shall apply. ARTICLE 2 LEASE TERM; OPTION TERM; BENEFICIAL OCCUPANCY 2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the Lease Year twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the month in which the first anniversary of the Lease Commencement Date occurs (or if the Lease Commencement Date is the first day of a calendar month, then the first Lease Year shall commence on the Lease Commencement Date and end on the day immediately preceding the first anniversary of the Lease Commencement Date), and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided, however, that the last Lease Year shall end on the Lease Expiration Date. For purposes of this Lease, the term Lease Month shall mean each succeeding calendar month during the Lease Term; provided, however, that the first Lease Month shall commence on the Lease Commencement Date and shall end on the last day of the first (1st) full calendar month of the Lease Term and that the last Lease Month shall expire on the Lease Expiration Date (or if the Lease Commencement Date is the first day of a calendar month, then the first Lease Month shall be that calendar month). At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within fifteen (15) business days of receipt thereof (provided that if said notice is not factually correct, then Tenant shall make such changes as are necessary to make the notice factually correct and shall thereafter execute and return such notice to Landlord within such fifteen (15) business day period). Such modified Notice of Lease Term Dates shall be binding unless Landlord within fifteen (15) ce of Lease Term Dates within six (6) months following the Lease Commencement Date, Tenant may send to Landlord notice of the occurrence of the Lease Commencement Date substantially in the form of the Notice of Lease Term Dates, which Notice of Lease Term Dates Landlord shall acknowledge by executing a copy of the Notice of Lease Term Dates and returning it to Tenant (provided that if said Notice of Lease Term Dates is not factually correct, Landlord shall make 4904-9701-4680.7/395793.00003 -10- The Bluffs [The Honest Company, Inc.] such changes to the Notice of Lease Term Dates as are necessary to make such Notice of Lease Term Dates factually correct). Once the Notice of Lease Term Dates is executed and delivered by Landlord and Tenant, the same shall be binding upon Landlord and Tenant. 2.2 Option Term. 2.2.1 Option Right. Landlord hereby grants Tenant the Extension Option (as defined in Section 3.4 of the Summary), with respect to either (i) the entire Premises, or (ii) a portion of the Premises (the portion of the Premises as to which Tenant elects to extend the Lease Elected Option Space , which Extension Option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in Default under this Lease. Both the Elected Option Space and the portion of the Premises as to which the Lease is not being extended must be in a commercially reasonably leasable and marketable configuration as reasonably determined by Landlord. Tenant shall be responsible, at Te the Elected Option Space from the remainder of the Premises, including any required additions or Demising Work Work shall be completed by Tenant prior to the expiration of the initial Lease Term. 2.2.2 Option Rent. The Rent payable by Tenant during the Option Term (the Option Rent ) shall be equal to the Market Rent , as that term is defined in Exhibit F, attached hereto, as such Market Rent is determined pursuant to Exhibit F, attached hereto. 2.2.3 Exercise of Option. The Extension Option shall be exercised by Tenant, if at all, only in the following manner. Tenant may deliver notice (the Option Interest Notice ) to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the Lease Term, stating that Tenant is interested in exercising its Extension Option and making ; and, if Landlord timely receives the Option Interest Notice, Landlord shall deliver notice (the Option Rent Notice ) to Tenant not less than eleven (11) months prior to the expiration of the Lease Term, setting forth the Landlord s determination of Market Rent. Tenant may, by written notice to Landlord, on or before the date occurring ten (10) months prior to the expiration of the Lease Term, request Landlord s determination of the Market Rent which Landlord would submit to arbitration, if arbitration were to occur under Section 2.2.4, below, and within ten (10) days of such request, Landlord and Tenant shall each simultaneously deliver to the other their determinations of the Market Rent (provided that the determination of the Market Rent submitted by Landlord shall not exceed the Market Rent set forth in the Option Rent Notice) that each would submit to arbitration if arbitration were to occur under Section 2.2.4, below (the Arbitration Fair Market Rental Values ) (provided that if Tenant has requested an exchange of Arbitration Fair Market Rental Values and Landlord fails to provide Landlord s Arbitration Fair Market Rental Value, then the Option Rent contained in the Option Rent Notice shall be deemed Landlord s Arbitration Fair Market Rental Value, and, so long as Tenant has delivered to Landlord its Arbitration Fair Market Rental Value, the Arbitration Fair Market Rental Values shall be deemed determined and exchanged). Whether or not Arbitration Fair Market Rental Values were determined and exchanged pursuant to the terms above, if Tenant wishes to exercise such option, Tenant shall, on or before the Option Exercise Date, as that term is defined below, have the right to exercise the option by delivering written notice thereof to Landlord , and upon, and concurrent 4904-9701-4680.7/395793.00003 -11- The Bluffs [The Honest Company, Inc.] with, such exercise, Tenant shall, at its option, either (A) accept the Market Rent contained in the Option Rent Notice, in which case the Option Rent shall be the amount set forth in the Option Rent Notice, (B) accept Landlord s Arbitration Fair Market Rental Value (to the extent the same has been previously provided pursuant to the terms hereof), in which case the Option Rent shall be Landlord s Arbitration Fair Market Rental Value, or (C) object to both the Market Rent contained in the Option Rent Notice, and, if applicable, Landlord s Arbitration Fair Market Rental Value, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.4 below, but subject to the terms and conditions, when appropriate, of Section 2.2.2 above. Whether or not Tenant has previously delivered the Option Interest Notice, Tenant shall, on or before the Option Exercise Date have the right to exercise the Extension Option by delivering notice (the Option Exercise Notice ) thereof to Landlord and which Option Exercise . If Option Space, Tenant will be deemed to have elected to exercise the Option Term with respect to the entire Premises. In the event that Tenant shall reject or fail to affirmatively accept the Option Rent set forth in the Option Rent Notice, or if Tenant did not deliver the Option Interest Notice, the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.4, below. The Option Exercise Date shall mean the date occurring nine (9) months prior to the expiration of the Lease Term. 2.2.4 Determination of Market Rent. In the event Tenant fails to affirmatively accept or if Tenant timely objects to Landlord s determination of the Market Rent, or, in the event that Tenant failed to deliver the Option Interest Notice, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement as to the Market Rent prior to the date (the Outside Agreement Date ) which is the earlier of (a) the date that is seven (7) months prior to the commencement of the Option Term, and (b) if Landlord and Tenant have each previously delivered the Arbitration Fair Market Rental Values, the date that is thirty (30) days after such mutual delivery, then (i) if Arbitration Fair Market Rental Values have been determined and exchanged pursuant to Section 2.2.3, above, each party s Arbitration Fair Market Rental Values shall be submitted to arbitration without modification in accordance with Sections 2.2.4.1 through 2.2.4.7 below or (ii) if Arbitration Fair Market Rental Values have not been determined and exchanged pursuant to Section 2.2.3 above, then Landlord and Tenant shall, on a mutually and reasonably agreed upon date and time approximately six (6) months prior to the expiration of the then Lease Term, meet at the Project and simultaneously exchange the Option Rents which will be submitted to arbitration under this Section 2.2.4. The exchanged Option Rents shall be submitted to the arbitrators concurrently with the selection of such arbitrators pursuant to this Section 2.2.4 and shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.7 of this Lease, but subject to the terms, when appropriate, of Section 2.2.2. 2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or lawyer who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of first class office properties in the vicinity of the Building. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord s or Tenant s submitted Market Rent, is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. 4904-9701-4680.7/395793.00003 -12- The Bluffs [The Honest Company, Inc.] Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable). The arbitrators so selected by Landlord and Tenant shall be deemed Advocate Arbitrators. 2.2.4.2 The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to attempt to agree upon and appoint a third arbitrator ( Neutral Arbitrator ) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that (i) neither the Landlord or Tenant or either parties Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant or their affiliates during the five (5) year period prior to such appointment. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord s counsel and Tenant s counsel. 2.2.4.3 The three arbitrators shall within thirty (30) days of the appointment of the Neutral Arbitrator reach a decision as to Market Rent and determine whether the Landlord s or Tenant s determination of Market Rent as submitted pursuant to this Section 2.2.4 is closest to Market Rent as determined by the arbitrators and simultaneously publish a ruling ( Award ) indicating whether Landlord s or Tenant s submitted Market Rent is closest to the Market Rent as determined by the arbitrators. Following notification of the Award, the Landlord s or Tenant s submitted Market Rent determination, whichever is selected by the arbitrators as being closest to Market Rent shall become the Market Rent. 2.2.4.4 The Award issued by the majority of the three arbitrators shall be binding upon Landlord and Tenant. 2.2.4.5 If either Landlord or Tenant fail to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, either party may petition the presiding judge of the Superior Court of Los Angeles County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator. 2.2.4.6 If the two Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of Los Angeles County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator. 2.2.4.7 The cost of arbitration shall be paid by Landlord and Tenant equally. 2.3 Early Access; Beneficial Occupancy. Subject to the terms of this Section 2.3, if the Tenant Improvements are Substantially Completed (as defined in the Tenant Work Letter) prior to the Lease Commencement Date, Tenant shall have the right, during the period from the date the Tenant Improvements in the Premises are Substantially Completed through the day preceding the Lease Commencement Date Beneficial Occupancy Period , to occupy the Premises for the

4904-9701-4680.7/395793.00003 -13- The Bluffs [The Honest Company, Inc.] conduct of Tenant s business; provided that (i) Tenant shall give Landlord at least ten (10) days prior written notice of any occupancy of the Premises for the conduct of Tenant s business prior to the Lease Commencement Date, (ii) a certificate of occupancy, temporary certificate of occupancy, or legal equivalent shall have been issued by the appropriate governmental authorities for the Premises to be occupied for the conduct of Tenant s business, (iii) Tenant has delivered to Landlord satisfactory evidence of the insurance coverage required to be carried by Tenant in accordance with Article 10 below, and (iv) all of the terms and conditions of the Lease shall apply as though the Lease Commencement Date had occurred upon Tenant s commencement of the conduct of its business in the Premises, except that Tenant has no obligation to pay Base Rent or Tenant s Share of Direct Expenses until the occurrence of the Lease Commencement Date. During the Beneficial Occupancy Period Tenant shall be obligated to pay Additional Rent amounts other ARTICLE 3 BASE RENT 3.1 Base Rent. Tenant shall pay, without prior notice or demand, to Landlord or Landlord s agent at such place as Landlord may from time to time designate by notice to Tenant, by a wire transfer in accordance with written instructions provided by Landlord or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ( Base Rent ) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise specifically set forth in this Lease. The first month of Base Rent shall be paid to Landlord within three (3) business days of Tenant s execution and delivery of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. 3.2 Rent Abatement. Subject to the terms and conditions of this Section 3.2 Tenant shall receive an abatement of ten (10) full calendar months of Base Rent (the Rent Abatement Amount ), to be applied to the first ten (10) full months of the third (3rd) Lease Year (the Rent Abatement Period ). If this Lease shall terminate due to Tenant s Default (as defined in Section 19.1, below) prior to the end of the Rent Abatement Period, then Landlord may at its option, elect that the dollar amount of the unapplied portion of the Rent Abatement Amount as of such termination shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term. 4904-9701-4680.7/395793.00003 -14- The Bluffs [The Honest Company, Inc.] ARTICLE 4 ADDITIONAL RENT 4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay Tenant's Share of the annual Direct Expenses (as defined in Section 4.2.2 below), which are in excess of the amount of Direct Expenses applicable to the Base Year; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year (as defined in Section 4.2.3 below) below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent," and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent; provided, however, the first monthly installment of Tenant's Share of any Estimated Excess, as defined in, and pursuant to the terms and conditions of, Section 4.4.2 of this Lease, shall first be due and payable for the calendar month occurring immediately following the expiration of the Base Year. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term, provided that Share of Direct Expenses attributable to any period of time after the Lease Term has ended, except to the extent Tenant continues to occupy the Premises. 4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth: 4.2.1 Base Year Section 5 of the Summary. 4.2.2 Direct Expenses shall mean Operating Expenses and Tax Expenses. 4.2.3 Expense Year shall mean each calendar year, including the Base Year, in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time, but not more than once in any twelve (12) month period, to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change. 4.2.4 Operating Expenses shall mean, except as set forth in this Section 4.2.4, all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, and maintaining the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith (subject to the exclusion set forth in item ii in the exclusion list below); (ii) the cost of licenses, certificates, permits and 4904-9701-4680.7/395793.00003 -15- The Bluffs [The Honest Company, Inc.] inspections and the cost of contesting any governmental enactments which are reasonably anticipated to reduce Operating Expenses (to the extent of reductions), and the costs incurred in connection with any governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the repair of the on-site parking areas servicing the Project (subject to the exclusions set forth below); (vi) a management fee subject to the terms of subsection (s), below, and reasonable fees and other costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) intentionally deleted; (x) operation, repair, maintenance and replacement (subject to item xiii below) of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security, sewer and other services (subject to the exclusions set forth below), renovation, restoration and repair replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, maintenance and repair to roofs (but not any capital costs of replacement of the roof or roof membrane, subject to item xiii below); (xii) amortization (including reasonable interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) that are reasonably anticipated by Landlord to reduce Operating Expenses, to the extent of such reductions, or (B) that are required under Applicable Laws enacted after the Effective Date; provided, however, that any capital expenditure shall be amortized with interest (at the Bank Prime Loan rate plus two percentage points) over its reasonable useful life as reasonably determined in accordance with sound real estate management and accounting practices, consistently applied (but not less than 10 years), or with respect to those items included under item (A) above, their recovery/payback period as reasonably determined in accordance with sound real estate management and accounting practices, consistently applied; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Tax Expenses as that term is defined in Section 4.2.5, below; (xv) payments under any Underlying Documents pertaining to the sharing of costs by the Project; (xvi) costs of any additional services not provided to the Project as of the Lease Commencement Date but which are thereafter reasonably provided by Landlord in connection with its prudent management of the Project, and (xvii) costs of operating any Shared Use Facilities. Notwithstanding anything in this Section 4.2.4 to the contrary, for purposes of this Lease, Operating Expenses shall not, however, include the following: (a) costs incurred in connection with the original construction of the Project or in connection with any major change in the Project, such as adding or deleting floors; (b) costs of the design and construction of tenant improvements to the Premises or the premises of other tenants or other occupants and the amount of any allowances or credits paid to or granted to tenants or other occupants for any such design or construction or any costs to supervise such tenant improvements; 4904-9701-4680.7/395793.00003 -16- The Bluffs [The Honest Company, Inc.] (c) except as set forth in items (xii) and (xiii), above, depreciation, interest and principal payments on mortgages and other debt costs, if any; (d) marketing costs, legal fees, space planners and architects fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original development, subsequent improvement, or original or future leasing of the Project; (e) costs for which the Landlord is reimbursed, or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease or would have been reimbursed if Landlord had used commercially reasonable efforts to collect such amounts, from any tenant or occupant of the Project or by insurance from its carrier or any tenant s carrier (except to the extent of the insurance deductible, subject to the limitation in subsection f below); (f) insurance deductible amounts to the extent in excess of (1) with respect to earthquake insurance, $100,000.00 per occurrence, and (2) with respect to fire/casualty insurance, $100,000.00 per occurrence, provided that, if insurance deductibles at or below such amounts are no longer commercially reasonably available in the insurance market, such limits shall be raised to the level of the applicable insurance deductible reasonably obtained by Landlord with respect to the Project, Building and Premises; (g) any bad debt loss, rent loss, or reserves for bad debts or rent loss or any reserves of any kind; (h) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants; (i) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of senior property manager, portfolio manager or regional engineer; (j) except as set forth in items (xii) and (xiii), above, late charges, penalties, liquidated damages, interest and other finance charges; (k) amount paid as ground rental or as rental for the Project by the Landlord or under any mortgage or secured loan agreement; (l) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating

4904-9701-4680.7/395793.00003 -17- The Bluffs [The Honest Company, Inc.] vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities); (m) costs of capital repairs and alterations, capital improvements and capital equipment, except as set forth in items (xii) and (xiii), above; (n) any amount paid by Landlord or to the parent organization or a subsidiary or affiliate of the Landlord for supplies and/or services in the Project to the extent the same exceeds the costs of such supplies and/or services rendered by qualified, first-class unaffiliated third parties on a competitive basis; (o) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used for normal maintenance or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an Emergency (as defined in Article 27 below) condition in the Project; (p) all items and services for which Tenant, any other tenant in the Project, or any third party reimburses Landlord, provided that Landlord shall use commercially reasonable efforts to collect such reimbursable amounts, or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement; (q) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art; (r) tax penalties; (s) fees and reimbursements payable to Landlord (including its parent organization, subsidiaries and/or affiliates) or by Landlord for management of the Project (collectively, the Management Fee ) which exceed three percent (3%) of the gross revenues for the Project (excluding unapplied security deposits and unearned prepaid rent, and calculated as if the Project were fully occupied with all tenants paying full rent); (t) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (u) rent for any office space occupied by Project management personnel to the extent such office space is greater than 2,500 RSF or the monthly rental for such space is greater than the rent being charged by landlords of Comparable Buildings; (v) Landlord s general corporate overhead and general and administrative expenses; (w) all assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by Applicable Laws (except to the extent inconsistent with the general practice of landlords of buildings comparable to 4904-9701-4680.7/395793.00003 -18- The Bluffs [The Honest Company, Inc.] and in the vicinity of the Building) and shall be included as Operating Expenses in the year in which the assessment or premium installment is actually paid; (x) costs incurred to comply with Applicable Law with respect to hazardous materials, as defined by Applicable Law ( Hazardous Material ), which was in existence in the Building or on the Project or the groundwater under the Project prior to the Effective Date, or is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project or by anyone other than Tenant or Tenant Parties, or migrates from any other property; (y) in-house legal and/or accounting (as opposed to office building bookkeeping) fees; (z) legal fees and costs, settlements, judgments or awards paid or incurred because of disputes between Landlord and Tenant, Landlord and other tenants or prospective occupants or prospective tenants/occupants or providers of goods and services to the Project; (aa) legal fees and costs concerning the negotiation and preparation of this Lease or any litigation between Landlord and Tenant; (bb) any reserves retained by Landlord; (cc) costs arising from Landlord s charitable or political contributions; (dd) any finders fees, brokerage commissions, job placement costs or job advertising cost; (ee) the cost of any training or incentive programs, other than for tenant life safety information services; (ff) costs of acquisition and/or development of adjacent properties; and (gg) amounts incurred in connection with the provision of services, utilities or other benefits which are not provided to Tenant, or for which Tenant is charged directly, but which are provided to another tenant or occupant of the Project regardless of whether or not such amounts are recovered by Landlord. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not 95% occupied during all or a portion of any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses 4904-9701-4680.7/395793.00003 -19- The Bluffs [The Honest Company, Inc.] that would have been incurred had the Project been 95% occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. For purposes hereof, cost savings in components of Operating Expenses arising by reason of the cessation of use by tenants at the Project due to Casualty (as defined in Section 11.1 below), Force Majeure (as defined in Section 29.13 below), or other extraordinary circumstances are considered variable Operating Expenses that may be grossed up in Operating Expenses. If Operating Expenses for the Base Year include amortized costs, or costs (including, but not limited to, costs of insurance, personnel, and increased or new services) relating to extraordinary circumstances, including, but not limited to, Casualty, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, then at such time as such costs are no longer applicable, the increased Operating Expenses attributable thereto shall be excluded from the Base Year Operating Expenses. If Landlord provides a new type of service or adds a new type or category of cost which was not provided by Landlord during the Base Year (e.g., if Landlord adds earthquake insurance after the Base Year), then, during each year after the Base Year in which such service or cost is included in Operating Expenses, Operating Expenses for the Base Year shall be increased by the amount that would have been incurred during the Base Year had such cost or service been incurred during the Base Year. Except for the Management Fee, Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses. 4.2.5 Tax Expenses. 4.2.5.1 Tax Expenses shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof (including, without limitation, the land upon which the Building, Common Areas, and the parking facilities are located). 4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ( Proposition 13 ) and that assessments, taxes, fees, levies and charges may be 4904-9701-4680.7/395793.00003 -20- The Bluffs [The Honest Company, Inc.] imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) All of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project. 4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as an increase in Tax Expenses under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease, subject to the terms of Section 4.4.1 below. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord s general or net income (as opposed to the equivalent of a sales tax or rent tax or gross receipts tax), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease. Notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord s consent shall constitute an Event of Default by Tenant under this Lease. Notwithstanding the foregoing, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses. 4.2.5.4 Adjustments to Tax Expenses. Notwithstanding anything to the contrary set forth in this Lease, if the amount of Tax Expenses decrease in an Expense Year as a result of a Proposition 8 reduction, then such reduction (not to exceed the amount paid by Tenant as Tax Expenses for such Expense Year) shall be credited against Tax Expenses paid by Tenant for such Expense Year, and Landlord shall either (i) toward the Base Rent next due under this Lease, if any, or (ii)

4904-9701-4680.7/395793.00003 -21- The Bluffs [The Honest Company, Inc.] the applicable taxing authority, based on the Expense Year to which the reduction is applicable, provided that in no event shall a reduction under Proposition 8 reduce Tax Expenses in the Base Year. 4.3 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the "Cost Pools"), in Landlord's reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants, retail space tenants, tenants leasing storage space, and tenants with exclusive use of certain other areas of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner. The Building is a part of a multi-building project and some of the costs and expenses incurred in connection with the Project (the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, for any Direct Expenses that are attributable to the Project as a whole, an equitable portion of such Project-wide Direct Expenses (as reasonably determined by Landlord) shall be allocated to the tenants of the Building (as well as the tenants of the other buildings in the Project) and such portion shall be included in the Direct Expenses for purposes of this Lease. For purposes of allocating Direct Expenses, those Direct Expenses not reasonably attributable exclusively to the Building shall be allocated on a rentable area basis, except where otherwise dictated by prudent commercial property management and accounting practices or to achieve an equitable and customary allocation of Direct Expenses, provided that, in either case, such method of allocation is consistent with standard industry practice. For avoidance of doubt, the Direct Expenses for purposes of this Lease shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole. 4.4 Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1 below, and as Additional Rent, an amount equal to the excess (the "Excess"). 4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant within one hundred fifty (150) days following the end of each Expense Year, a statement (the Statement ) which shall state, on a line-item by line-item basis, the Direct Expenses incurred or accrued for such preceding Expense Year, and which (for Expense Years other than the Base Year) shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Excess, as defined in Section 4.4.2 below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease or Landlord may apply such overpayment against any unpaid Rent. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's 4904-9701-4680.7/395793.00003 -22- The Bluffs [The Honest Company, Inc.] Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment or apply such overpayment against any unpaid Rent. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant's Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than eighteen (18) months after the earlier of the expiration of the applicable Expense Year or Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant's Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year (provided that Landlord delivers Tenant a bill for such amounts within one (1) year following Landlord's receipt of the bill therefor). 4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth in general major categories Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "Estimated Excess") as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain records with respect to Direct Expenses in accordance with sound real estate management and accounting practices, consistently applied. 4.4.3 Controllable Expenses. In no event shall Controllable Operating Expenses, as that term is defined below, for any Expense Year following the Expense Year that commences on January 1st of the calendar year following the calendar year that contains the Lease Commencement Date (the Measuring Expense Year ) increase by more than five percent (5%) over the Controllable Operating Expenses in the prior Expense Year on a cumulative, compounded basis. Upon the commencement of the first Option Term (or any other extension of the initial Lease Term), the Measuring Expense Year shall be reset to be the Expense Year in which such Option Term commences. As used herein Controllable Operating Expenses shall mean all Operating Expenses, excluding the following: (i) utility charges, (ii) the cost of union labor, including payroll and benefits, which shall include labor which is not union as of the Lease Date but which unionizes after the Lease Date, (iii) market-wide labor-rate increases due to extraordinary circumstances, including without limitation, lockouts, boycotts and strikes, (iv) costs 4904-9701-4680.7/395793.00003 -23- The Bluffs [The Honest Company, Inc.] incurred due to acts of God, acts of war, terrorist acts, civil commotions, Casualty, and other weather-related costs (including landscape maintenance costs, such as those resulting from infestation, storms, drought and other severe weather), (v) Landlord's insurance costs and deductibles thereunder, (vi) costs relating to compliance with governmentally mandated transportation management programs, as contemplated by Section 28.3 below, (vii) any costs that constitute Tax Expenses, (viii) costs incurred to comply with Applicable Laws that were not enacted as of the Lease Commencement Date, and (ix) any costs incurred specifically at the request of Tenant and not expressly required to be incurred by Landlord pursuant to this Lease. 4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant equipment, furniture, fixtures and any other personal property located in or about the Premises. If , fixtures and any other personal property are increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be. 4.6 Prop 13 Protection. Notwithstanding anything to the contrary contained in this Lease, following the date that the first (1st) sale or other change in ownership of the Project during the entire Lease Term including any extensions (the "Change in Ownership") is consummated, and if and to the extent that as a result thereof the Project is reassessed (each, a "Reassessment") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the terms of this Section 4.6 shall apply. 4.6.1 Tax Increase. For purposes of this Section 4.6, the term "Tax Increase" shall mean that portion of the Tax Expenses, as calculated immediately following a Reassessment, which is attributable solely to a Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Tax Expenses, as calculated immediately following a Reassessment, which (i) is attributable to the assessment of the value of the Project, immediately prior to a Reassessment, (ii) is attributable to assessments which were pending immediately prior to a Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following a Reassessment, or (iii) is attributable to the annual inflationary increase of real estate taxes, as such increases are determined by statute from time to time, or (iv) is attributable to any Tax Expenses assessed prior to a Reassessment. 4.6.2 Protection. Tenant shall not be obligated to pay any portion of the Tax Increase relating to the first (1st) Reassessment of the Project attributable to a Change in Ownership occurring after the date of this Lease, whether such Change in Ownership occurs during the initial Lease Term or during the Option Term. Tenant shall not receive any such protection in connection with any subsequent Change in Ownership. If the first Change in Ownership occurs during the initial Lease Term, then the tax protection will not extend into the Option Term, if any, 4904-9701-4680.7/395793.00003 -24- The Bluffs [The Honest Company, Inc.] and the Rent payable during the Option Term will be determined by the Market Rent as provided in Section 2.2, above. 4.6.3 Landlord's Right to Purchase the Proposition 13 Protection Amount. The amount of Tax Expenses which Tenant is not obligated to pay or will not be obligated to pay during the Lease Term in connection with the Reassessment is referred to hereafter as a "Proposition 13 Protection Amount." If the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each Expense Year commencing with the Expense Year in which the Reassessment will occur, then, upon written notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount by paying to Tenant an amount equal to the "Proposition 13 Purchase Price," as that term is defined, below. As used herein, "Proposition 13 Purchase Price" shall mean the present value of the Proposition 13 Protection Amount remaining during the Prop 13 Protection Period, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining Expense Year of the initial Lease Term (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each Expense Year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each such Expense Year during which the portions of the Proposition 13 Protection Amount would have benefited Tenant, which rates shall be those in effect as of the date of Landlord's exercise of its right to purchase. Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 4.6.2 of this Lease shall no longer apply. Because Landlord will be estimating the Proposition 13 Purchase Price at a time when the Reassessment has not yet occurred, when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon Notice by Landlord to Tenant, Tenant's Rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon Notice by Landlord to Tenant, Tenant shall pay the amount of such overestimation to Landlord within thirty (30) days after demand. 4.7 Landlord s Books and Records. Upon Tenant s written request given not more than twenty four (24) months after Tenant s receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in Default under this Lease, Landlord shall provide Tenant with a certified statement (the Officer s Statement ) concerning the Direct Expenses for such Expense Year from an appropriate officer of Landlord, and Landlord shall also furnish Tenant with such reasonable supporting documentation in connection with said Direct Expenses as Tenant may reasonably request. Landlord shall provide said information and the Officer s Statement to Tenant as soon as reasonably practical (but not to exceed sixty (60) days) for the particular Expense Year after Tenant s written request therefore. The Officer s Statement shall show on a line for line basis the Direct Expenses in sufficient detail, or otherwise provide sufficient information, to enable Tenant to verify that the terms of exclusions and inclusions with respect to Direct Expenses, as set forth in this Lease, have been adhered to. If, within sixty (60) days following Tenant s receipt of the Officer s Statement and supporting documentation, Tenant disputes the amount of the applicable Direct Expenses, an independent certified public accountant (which accountant is a member of a reputable, nationally or regionally recognized accounting firm) experienced in auditing operating expenses at Comparable Buildings (as defined in Section 4 of Exhibit H),

4904-9701-4680.7/395793.00003 -25- The Bluffs [The Honest Company, Inc.] designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, audit and photocopy Landlord s records with respect to the Statement at Landlord s corporate offices, provided that Tenant is not then in Default under this Lease and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be (but Tenant may pay the same under protest ). In connection with such audit, Tenant and Tenant s agents must agree in advance to follow Landlord s reasonable rules and procedures regarding audits of Landlord s records, and shall execute a commercially reasonable confidentiality agreement regarding such audit. Tenant s failure to audit the amount of Additional Rent set forth in any Statement within two (2) years of Tenant s receipt of such Statement shall be deemed to be Tenant s approval of such Statement and Tenant, thereafter, waives the right or ability to audit the amounts set forth in such Statement. If after such audit, Tenant still disputes such Additional Rent, Landlord and Tenant shall meet in order to resolve the dispute. If Landlord and Tenant are unable to resolve the dispute, an audit as to the proper amount shall be made, at Tenant s expense, by a real estate lawyer experienced in lease audits who has not represented Landlord or Tenant in the past five (5) years (a Qualified Lawyer ) selected by mutual agreement of Landlord and Tenant and if the parties are unable to agree upon a Qualified Lawyer, then such Qualified Lawyer shall be selected by application to the presiding judge of the Los Angeles Superior Court. The Qualified Lawyer shall, in any event, be required to select and retain an independent certified public accountant experienced in auditing operating expenses at the Comparable Buildings (the Accountant ) to advise and assist such lawyer in its analysis and audit hereunder. Notwithstanding anything contained herein to the contrary, if the audit by the Qualified Lawyer proves that Direct Expenses in the applicable Statement were overstated by more than four percent (4%), then the cost of the Qualified Lawyer, the Accountant and the cost of such audit shall be paid for by Landlord (provided that, if any such firm is being paid on a contingency fee basis, Landlord s reimbursement obligation shall not exceed the amount that would have been charged by a similar accounting firm to provide such services on a non-contingency fee basis). If such audit by the Qualified Lawyer reveals that Landlord has overcharged or undercharged Tenant, then within thirty (30) days after the results of such audit, Landlord shall reimburse Tenant the amount of the overcharge or Tenant shall pay the amount of the undercharge, as applicable. Tenant hereby acknowledges that Tenant s sole right to audit Landlord s records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.7, and Tenant hereby waives any and all other rights pursuant to Applicable Laws to audit such records and/or to contest the amount of Direct Expenses payable by Tenant. ARTICLE 5 USE OF PREMISES 5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord s sole discretion. 5.2 Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or 4904-9701-4680.7/395793.00003 -26- The Bluffs [The Honest Company, Inc.] service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail, grocery or restaurant uses (including, without limitation, any alcohol sales); or (vi) communications firms such as radio and/or television stations. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the rules and regulations promulgated by Landlord from time to time ( Rules and Regulations ), the current set of which (as of the Effective Date) is attached to this Lease as Exhibit D; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant s business. Tenant shall not do or permit anything to be done in or about the Premises which will unreasonably interfere with the rights of other tenants or occupants of the Building, or injure them or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. 5.3 Density. Tenant s use shall not result in an occupancy density for the Premises which is greater than a customary density for general office use without the prior written consent of Landlord, not to be unreasonably withheld (or such lesser maximum density as is required by Applicable Laws). Landlord makes no representation or warranty that the Base Building, the Common Areas or the Premises will accommodate any particular density or that any particular density is permitted by Applicable Law or zoning requirements. Furthermore, Landlord shall not be obligated to make any changes to the Base Building or Common Areas to accommodate Tenant s occupancy density. 5.4 Underlying Documents. Tenant shall (i) be subject (and this Lease shall be subordinate) to all current or future (recorded and unrecorded, if provided to Tenant prior to the execution of this Lease) ground leases and master leases, development agreements, easements, licenses, operating agreements, declarations, restrictive covenants, covenants, conditions and restrictions affecting the Building or the Project (and any portion thereof), reciprocal easement agreements, parking licenses, and any agreements with transit agencies affecting the Building or the Project, including without limitation, (a) that certain Declaration of Covenants, Conditions and Restrictions for Horizon at Playa Vista executed by Landlord, dated as of August 29, 2008, recorded on September 2, 2008, in the Official Records of Los Angeles County, California (the "Official Records"), as Instrument No. 20081576067; (b) that certain Declaration of Special land Use Restrictions and Environmental Restrictions dated as of June 8, 2006, and recorded in the Official Records on June 8, 2006, as Instrument No. 06-1258442, as previously amended; (c) that certain Declaration of Special Land Use Restrictions and Environmental Restrictions and Environmental Restrictions dated as of June 8, 2006, and recorded in the Official Records on June 8, 2006, as Instrument No. 06-1258452, as previously amended; (d) that certain Declaration of Special Land Use Restrictions and Environmental Restrictions and Environmental Restrictions dated as of October 24, 2006, and recorded in the Official Records on October 25, 2006, as Instrument No. 06-2365513, as previously amended; (e) that certain Covenant and Environmental Restriction dated as of November 28, 2007, and recorded in the Official Records on November 28, 2007, as Document No. 20072619727, as previously amended (all documents described in this item (i) and any additional provisions, exhibits, documents, rules and laws mentioned therein, are, collectively, "Underlying Documents"), (ii) comply with the requirements of the Underlying Documents, (iii) not perform any act or omission that would cause Landlord to be in violation of 4904-9701-4680.7/395793.00003 -27- The Bluffs [The Honest Company, Inc.] the Underlying Documents, (iv) be solely responsible for any amounts payable by Landlord resulting from Tenant's failure to comply with this Section 5.4, and (v) within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination of this Lease to or agree to any Underlying Documents; provided, however, Tenant shall not be required to subordinate this Lease to any future Underlying Documents or amendments to existing Underlying Documents that shall materially, adversely (i) affect Tenant's use of the Premises for the Permitted Use or use of or access to the Premises, or use of and access to the Parking Facilities below), (ii) materially, adversely affect Tenant's rights under this Lease, or (iii) increase Tenant's obligations under this Lease. Landlord reserves the right to further subdivide all or a portion of the Project. Landlord represents that none of the requirements under the Underlying Documents will materially interfere with Tenant's use of the Premises for a general office use. 5.5 Tenant's Dogs. 5.5.1 In General. Subject to the provisions of this Section 5.5, and the Rules and Regulations, Tenant shall be permitted to bring non-aggressive, fully domesticated fully- vaccinated, dogs into the Premises (which dogs are owned by Tenant or an officer or employee of Tenant) ("Tenant's Dogs"). At no time are Tenant's Dogs permitted in the Building lobby. Tenant's Dogs shall not include service animals (as defined under Applicable Laws and accompanying guidelines) and this Section 5.5 shall not be applicable to such service animals; provided, however, the total number of Tenant's Dogs that may be brought into the Premises shall be reduced by the number of service animals brought into the Premises. Tenant's Dogs must be on a leash while in any area of the Project outside of the Premises. Within three (3) business days following Tenant's receipt of Landlord's request, Tenant shall provide Landlord with reasonable satisfactory evidence showing that all current vaccinations have been received by Tenant's Dogs. Tenant's Dogs shall not be brought to the Project if such dog is ill or contracts a disease that could potentially threaten the health or wellbeing of any tenant or occupant of the Building (which diseases may include, but shall not be limited to, rabies, leptospirosis and lyme disease). While in the Building, Tenant's Dogs must be taken directly to/from the Premises and Tenant shall use the elevators to bring Tenant's Dogs to/from the Premises. Tenant shall not permit any objectionable dog related odors to emanate from the Premises, and in no event shall Tenant's Dogs be at the Project overnight nor may Tenant operate any kennel, "dog run" or dog park in the Premises. All bodily waste generated by Tenant's Dogs in or about the Project shall be promptly removed and disposed of in trash receptacles designated by Landlord, and any areas of the Project affected by such waste shall be cleaned and otherwise sanitized. No Tenant's Dog shall be permitted to enter the Project if such Tenant's Dog previously exhibited dangerously aggressive behavior. In no event shall Tenant permit any Dangerous Breeds (as defined below) or dogs weighing in excess of approximately eighty (80) pounds to enter the Premises, the Building or the Project. For the purposes herein, "Dangerous Breeds" shall mean the following breeds: Pit Bull Terrier, Rottweiler, Boxer, Chow Chow, Presa Canario, German Shepherd, Alaskan Malamute, Husky and Doberman Pinscher. Notwithstanding the foregoing, Landlord shall have the right, at any time, to prevent particular dogs from entering or accessing the Premises if such dogs are in violation of the terms of this Section 5.5, have previously been in violation of one or more of the terms of this Section 5.5, or Landlord has received a complaint from any tenant regarding damage, disruption or nuisance caused by such dog in the Building or the Project, which complaint is, in Landlord's reasonable business judgment, legitimate and not intended solely to harass or frustrate Tenant's 4904-9701-4680.7/395793.00003 -28- The Bluffs [The Honest Company, Inc.] use and occupancy of the Premises or Tenant's right to bring Tenant's Dogs into the Premises in accordance with this Section 5.5. 5.5.2 Costs and Expenses. Tenant shall pay to Landlord, within ten (10) business days after demand, all actual and reasonable costs incurred by Landlord in connection with the presence of Tenant's Dogs in the Building, Premises or Project, including, but not limited to, janitorial, waste disposal, landscaping, signage, repair, and legal costs and expenses, and costs of issuing "Dog Tags" as defined below. In the event Landlord receives any verbal or written complaints from any other tenant or occupant of the Project in connection with health-related issues (e.g., allergies) related to the presence of Tenant's Dogs in the Premises, the Building or the Project, Landlord and Tenant shall promptly meet and mutually confer, in good faith, to determine appropriate mitigation measures to eliminate the causes of such complaints (which mitigation measures may include, without limitation, additional and/or different air filters to be installed in the Building HVAC system, or elsewhere in the Building), and Tenant shall cause such measures to be taken promptly at its sole cost or expense. 5.5.3 Registration. Each of Tenant's employees that desires to bring a dog to the Premises as one of the Tenant's Dogs (each, a "Dog Owner") shall be required to provide reasonable evidence to Landlord that such dog meets the requirements of Section 5.5.1, above. Such Dog Owner may, at Landlord's request, additionally be required to execute an agreement (the "Dog Agreement"), in a form reasonably required by Landlord, assuming full responsibility for any Losses resulting from the presence of Dog Owner's dog at the Project, and indemnifying Landlord from and against any such Losses as provided in the Dog Agreement. 5.5.4 Indemnity. The indemnification provisions of Section 10.1 of this Lease shall apply to any Losses relating to any of Tenant's Dogs. 5.5.5 Rights Personal to Original Tenant. The right to bring Tenant's Dogs into the Premises pursuant to this Section 5.5 is personal to the Original Tenant and any Affiliate Assignee. If Tenant assigns the Lease or sublets all or any portion of the Premises, then, as to the entire Premises, upon such assignment, or, as to the portion of the Premises sublet, upon such subletting and until the expiration of such sublease, the right to bring Tenant's Dogs into such portion the Premises shall simultaneously terminate and be of no further force or effect. 5.5.6 Termination of Rights. In the event that the terms of this Section 5.5 are breached on more than three (3) occasions in any twelve (12) month period, Landlord shall have the right to revoke Tenant's right to bring Tenant's Dogs into the Premises, in which event the terms of this Section 5.5 will be of no further force or effect. 5.5.7 Path of Travel. If at any time Tenant is not the sole office tenant of the Building, Landlord may modify the path of travel for Tenant's Dogs to enter the Premises (e.g. by requiring access through the parking areas and freight elevator).

4904-9701-4680.7/395793.00003 -29- The Bluffs [The Honest Company, Inc.] ARTICLE 6 SERVICES AND UTILITIES 6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term, provided that, at a minimum, the services provided under this Lease shall be at a level as is reasonably required to maintain the Building and Project in a manner commensurate with Comparable Buildings. 6.1.1 HVAC. Landlord shall provide heating, ventilation and air conditioning as described in Schedule 1 to Exhibit B ( HVAC ) when necessary for normal comfort for normal office use in the Premises from 8:00 A.M. to 6:00 P.M. on Monday through Friday, and 9:00 A.M. to 1:00 P.M. on Saturday (collectively, the Building Hours ), except for the date of observation of New Year s Day, President s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord s discretion, other locally or nationally recognized holidays (collectively, the Holidays ). If Tenant desires to use HVAC outside of Building Hours, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, and Landlord shall supply such HVAC to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish . As of the date hereof the charge for after-hours HVAC After-Hours HVAC Rate is $125 per hour. During the Lease Term, the After-Hours HVAC Rate shall not increase by more than the increase in the actual cost incurred by Landlord to provide the after-hours HVAC service. 6.1.2 Electricity. Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as determined by Landlord, but subject to compliance with Applicable Laws, provided that the connected electrical load of the incidental use equipment and lighting does not exceed an average of five (5) watts per usable square foot of the Premises, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation. Landlord shall designate the utility provider from time to time. If Landlord elects to utilize solar, wind or other alternatively generated electricity at the Project, provided that the cost of electricity supplied shall not exceed the Actual Cost of such electricity available from the utility provider, Tenant agrees to purchase from the provider of such electricity up to 100% of Tenant's electrical requirements, as and when such electricity is produced, at the price in effect at the time of delivery. 6.1.3 Lighting. Landlord shall replace lamps, starters and ballasts for Building standard non-LED lighting fixtures within the Premises (if any), and drivers, transformers, and lighting controls for Building standard LED lighting fixtures within the Premises (if any). Notwithstanding the foregoing, Tenant shall bear the cost of replacement of all components of all non-Building standard lighting (whether LED or non-LED) within the Premises and Tenant shall provide and store any non-Building standard lamps. 6.1.4 Water. Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes for Tenant s use and in the Common Areas. 4904-9701-4680.7/395793.00003 -30- The Bluffs [The Honest Company, Inc.] 6.1.5 Access Control. Landlord shall, as part of Operating Expenses, provide on-site access control procedures consistent with such service in Comparable Buildings, and which shall include access control and 24 hour security personnel. The minimum specifications of such access control requirements are further set forth on Exhibit H attached hereto. Subject to compliance with Landlord's access control procedures and Applicable Laws, and except when and where Tenant's right of access is specifically restricted or limited in this Lease, Tenant shall have the right of access to the Premises twenty-four (24) hours per day, seven (7) days per week during the Lease Term. 6.1.6 Janitorial and Window Washing. Landlord shall provide janitorial services to the Premises Monday through Friday, except the date of observation of the Holidays, and periodic exterior window washing services to the Building (as determined by Landlord), in each case in a manner consistent with the Comparable Buildings and consistent with Landlord's janitorial specifications attached hereto as Exhibit G. 6.1.7 Elevators. Landlord shall provide non-attended automatic passenger elevator service to the Building. 6.2 Tenant Security Systems. Tenant shall provide or contract for security and access control personnel and services for the Premises in such manner as Tenant desires, at Tenant s sole cost and expense, provided that in any event such services shall be provided in a professional first class manner commensurate with institutional quality Comparable Buildings. Tenant shall have the right from time-to-time to install its own security system (including access panels and security cameras) in the Premises (collectively, Tenant s Security System ), subject to Landlord s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, it shall be deemed reasonable for Landlord to withhold its consent if a Design Problem exists. Tenant may install the Tenant s Security Systems either as part of the Tenant Improvements or as an Alteration. Tenant s Security System shall be compatible with the Building Systems. Tenant shall be solely responsible, at Tenant s sole cost and expense, for the monitoring and operation of Tenant s Security System, provided that Tenant shall provide Landlord with any information reasonably required regarding Tenant s Security System in the event access to the Premises is necessary in an Emergency or in connection with any entry under Article 27 below. Tenant shall not be required to remove Tenant s Security System installed hereunder upon the expiration or earlier termination of this Lease. 6.3 Overstandard Tenant Use. Tenant shall not, without Landlord s prior written consent (not to be unreasonably withheld), use heat-generating machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the HVAC or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to require installation of supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses utilities in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess 4904-9701-4680.7/395793.00003 -31- The Bluffs [The Honest Company, Inc.] consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, including the cost of such additional metering devices. 6.4 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as set forth in Section 19.6.2, below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or Default of Tenant, or by any other cause outside of the reasonable control of Landlord; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant s use and possession of the Premises or relieve Tenant from paying Rent (except as set forth in Section 19.6.2, below) or performing any of its obligations under this Lease. Landlord may comply with mandatory controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease. If Landlord desires or is required to do any planned work (maintenance, repairs, replacements or otherwise) that would require an interruption of electric power or other utilities to the Premises, Landlord shall use commercially reasonable efforts to (i) give Tenant at least ten (10) business days advance notice of such planned work, (ii) perform such work during times reasonably approved by Tenant, (iii) perform such work after normal business hours, and (iv) cause such interruption of utilities to be for the shortest length practicable. 6.5 Supplemental HVAC. Tenant shall have the right to install as part of the Tenant Improvements or as an Alteration one or more supplemental HVAC units in the Premises (each, a Unit ), in which case (a) Tenant shall pay the costs of all electricity consumed in any such Unit s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain any Units in compliance with all applicable Laws and such reasonable rules and procedures as Landlord may impose. Upon Landlord s request at the expiration or earlier termination hereof, Tenant, at its expense, shall remove any Units and repair any resulting damage (and if Tenant fails to timely perform such work, Landlord may do so at Tenant s expense). If any Unit connects to the Building s condenser water system, then Tenant shall pay to Landlord, as Additional Rent, Landlord s standard one-time fee for such connection and Landlord s standard monthly per-ton usage fee, which shall be based on Landlord s actual cost of providing the same. 4904-9701-4680.7/395793.00003 -32- The Bluffs [The Honest Company, Inc.] ARTICLE 7 REPAIRS 7.1 In General. 7.1.1 Landlord Repair Obligations. As part of Operating Expenses, Landlord shall maintain and keep in good repair, operating order, and condition (i) the structural portions of the Building and Common Areas, including the structural portions of the foundation, structural portions of the walls, structural portions of the floor/ceiling slabs, structural portions of the roof, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, landscaping, exterior Project signage, stairwells, Parking Facilities, mechanical, electrical and telephone closets (collectively, Building Structure ), (ii) the base building HVAC, mechanical, electrical, fire alarm and life safety, plumbing, vertical transportation system (including elevator cabs), sprinkler systems and all base building HVAC Systems (collectively, the Building Systems ), and (iii) the Common Areas, which shall include restrooms located in Common Areas and on multi-tenant floors of the Building, and core restrooms even if within the Premises. The Base Building shall mean the Building Structure and the Building Systems. Notwithstanding anything in this Lease to the contrary, if any repairs that are Landlord s repair obligations to the extent required because of (i) Tenant s use of the Premises for other than normal and customary business office operations, or (ii) required due to Tenant s construction of non-general office Tenant Improvements or Alterations, then Landlord shall make such repairs and replacements, at Tenant s sole cost, sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord s involvement with such repairs and replacements forthwith upon being billed for same. Landlord and third parties leasing or otherwise using/managing or servicing space on the floor immediately above the Premises shall have the right to install, maintain, repair and replace mechanical, electrical and plumbing fixtures, devices, piping, ductwork and all other improvements through the floor above the Premises (which may penetrate through the ceiling of the Premises and be visible within the Premises during the course of construction and upon completion thereof), as Landlord may determine in Landlord s reasonable discretion and with no approval rights being afforded to Tenant with respect thereto; provided, however, that any such work shall be performed upon reasonable prior notice to Tenant (except in the case of an Emergency) and in accordance with commercially reasonable practices. 7.1.2 Tenant Repair Obligations. Subject to Landlord s obligations under Section 7.1.1 above, Tenant shall, at Tenant s own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all improvements, fixtures and furnishings and Tenant Improvements or Alterations therein, in good order, repair and condition at all times during the Lease Term subject to normal wear and tear, but such obligation shall not extend to the Building Structure and the Building Systems. In addition, Tenant shall, at Tenant s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, but such obligation shall not extend to the Building Structure and the Building Systems, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however,

4904-9701-4680.7/395793.00003 -33- The Bluffs [The Honest Company, Inc.] that, at Landlord s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including all overhead, general conditions, fees and other costs or expenses arising from Landlord s involvement with such repairs and replacements within thirty (30) days after invoice. Landlord may, but shall not be required to, enter the Premises at all reasonable times upon three (3) business days notice to Tenant (but no notice shall be required in the case of an Emergency , as defined in Section 27, below) and in accordance with the terms of Section 27, below, to make such repairs, alterations, improvements or additions to the Building Systems or Building Structure as Landlord shall reasonably desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. In connection with any such entries, Landlord shall use commercially reasonable efforts to minimize interference with the conduct by Tenant of its business from the Premises (and, upon request by Tenant, if reasonably practical, Landlord shall make such repairs, alterations, improvements or additions after normal business hours and Tenant shall absorb the incremental extra costs of having the work performed after normal business hours). Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect. ARTICLE 8 ADDITIONS AND ALTERATIONS 8.1 Landlord s Consent to Alterations. Tenant shall have the right, without Landlord s consent but upon five (5) business days prior notice to Landlord, to make non-structural additions and alterations ( Non-Structural Alterations ) to the Premises that do not (i) affect the exterior appearance of the Premises or Building, (ii) affect the Building Systems or the Building Structure, or (iii) cause a Design Problem, as that term is defined below. Except for Non-Structural Alterations, Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the Alterations ) without first procuring the prior written consent of Landlord to such Alterations and all plans and specifications relating thereto, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be withheld by Landlord, unless a Design Problem, as that term is defined, below, exists ( Landlord s Consent Standard ). A Design Problem is defined as, and will be deemed to exist if such Alteration may (a) affect the exterior appearance of the Premises or Buildings; (b) materially adversely affect the Building Structure; (c) materially adversely affect the Building Systems; (d) fail to comply with Applicable Laws or violates the Underlying Documents, (e) materially and adversely affects any other tenant or occupant of the Project, (f) is visible from the outside of the Building and/or Premises or (g) materially and adversely affects the certificate of occupancy or its legal equivalent for the Project or any portion thereof. The construction of the Tenant Improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8. 8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, 4904-9701-4680.7/395793.00003 -34- The Bluffs [The Honest Company, Inc.] mechanics and materialmen reasonably approved by Landlord. Tenant shall use Landlord s designated structural engineer and fire life safety contractors, subcontractors, materials, mechanics and materialmen in connection with any structural and/or fire life safety work, provided that such engineer and life safety contractors, subcontractors, materials, mechanics and materialmen charge competitive rates and are reasonably available to perform the desired work. For any work involving the roof of the Building, Tenant shall use Landlord s designated roofing contractor, or such other roofing contractor as selected by Tenant and reasonably approved by Landlord, and shall perform all such work on or to the roof in coordination with the roof membrane manufacturer to avoid any impact on the roof warranty. If Tenant does not use Landlord s designated roofing contractor, Tenant shall be responsible for any violation of the roof warranty and any and all costs resulting therefrom. If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord s reasonable rules and regulations concerning such hazardous materials or substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all Applicable Laws and pursuant to a valid building permit, issued by the City of Los Angeles, all in conformance with Landlord s reasonable construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the Base Building, then Landlord shall, at Tenant s expense, make such changes to the Base Building (to the extent Article 24 obligates Tenant to be responsible for such changes). In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to unreasonably obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to materially interfere with the business of Landlord or other tenants in the Project. Tenant shall not be required to use union labor; provided, however upon notice from Landlord Tenant shall cease using any contractors, services, workmen, labor, materials or equipment that disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and, within sixty (60) days after completion of such Alterations, Tenant shall deliver to the Project management office an electronic CAD file, of the as built drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations. 8.3 Payment for Improvements. Tenant shall reimburse Landlord for Landlord s reasonable, actual, out-of-pocket costs and expenses reasonably and actually incurred in connection with Landlord s review of any Alterations (not to exceed $15,000.00 for any particular Alteration), and no other fees shall be payable to Landlord in connection with Alterations. 8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or Tenant s contractors carries Builder s All Risk insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. 4904-9701-4680.7/395793.00003 -35- The Bluffs [The Honest Company, Inc.] 8.5 Landlord s Property. All Alterations, improvements, fixtures, affixed equipment and/or appurtenances which may be installed or placed by or on behalf of Tenant in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord upon completion of the same, except that Tenant may remove any Alterations, improvements, fixtures and/or affixed equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal. 8.6 Required Removables. Tenant shall not be obligated to remove any improvements, alterations, from the Premises upon the expiration or any early termination of the Lease Term, other than Required Removables. Landlord agrees that none of the Original Improvements or Tenant Improvements installed pursuant to the terms of the Tenant Work Letter shall be deemed Required Removables. Landlord may impose, as a condition to Landlord s consent to any Alterations made at the time of Landlord s consent to such Alterations, the requirement that upon Landlord s request, Tenant shall, at Tenant s expense, remove such Alterations (each, a Required Removable and collectively, the Required Removables ) upon the expiration or any early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal; provided further that Landlord will not require removal of normal or customary business office use or creative office use improvements or Lines, or any of the Original Improvements or Tenant Improvements. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations in the Premises, then, at Landlord s option, Landlord may do so and may charge the cost thereof to Tenant. Required Removables will include, without limitation, any items expressly required to be removed by the terms of this Lease and any Alterations located outside of the Premises. ARTICLE 9 COVENANT AGAINST LIENS Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any Losses arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility, provided that with respect to Non-Structural Alterations, such time period shall be ten (10) days prior notice to Landlord. Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null 4904-9701-4680.7/395793.00003 -36- The Bluffs [The Honest Company, Inc.] and void, or at Landlord s option shall attach only against Tenant s interest in the Premises and shall in all respects be subordinate to Landlord s title to the Project, Building and Premises. ARTICLE 10 INDEMNIFICATION AND INSURANCE 10.1 Indemnification and Waiver. 10.1.1 Tenant s Indemnification and Waiver. Because Tenant is required to insure Tenant s Insured Property (as defined in Section 10.3.2 below) and because of the requirements to provide waivers of subrogation, Tenant hereby assumes all risk of damage to Tenant s property in the Premises or Project, subject to the terms of the waiver of subrogation set forth below. Tenant hereby assumes all risk of injury to persons in the Premises or Project from any cause whatsoever, unless caused by the negligence or willful misconduct of the Landlord Parties, as that term is defined in this Section 10.1.1. Tenant agrees that Landlord, its partners, subpartners, parent organization, affiliates, subsidiaries and their respective officers, directors, legal representatives, successors, assigns, agents, servants, employees, and independent contractors and each of them (collectively, Landlord Parties ) shall not be liable to Tenant for, and are hereby released from any responsibility for, any damage either to person or property in the Premises or Project, or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except for damage to property which Landlord insures or is required to insure pursuant to the terms of this Lease and except for injury to persons or damage to property belonging to third parties to the extent caused by the negligence or willful misconduct of the Landlord Parties. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from and against any and all claims, losses, costs, damages, expenses, causes of action, proceedings and liability (including without limitation court costs and reasonable attorneys fees) (collectively, Losses ) to the extent incurred in connection with or arising from any cause in or on the Premises, including Tenant s Signage, and from any negligence or willful misconduct of Tenant or of any person claiming by, through or under Tenant, its partners, subpartners, parent organization, affiliates, subsidiaries and their respective officers, directors, contractors, agents, servants, employees, invitees, guests or licensees of Tenant and each of them (collectively, Tenant Parties ) or any such person, in or on the Project, either prior to, during, or, if Tenant holds over, after the expiration of the Lease Term. Notwithstanding the foregoing, if Landlord is found to be wholly or partially negligent or to have acted with willful misconduct by a court of competent jurisdiction in a final, non-appealable judgment relating to any of Tenant s foregoing indemnification obligations, Landlord shall be responsible for paying all or a portion of the applicable damage award (except for damage to Tenant s Insured Property in excess of the deductible), including reasonable attorneys fees, such portion to be determined based on the extent to which the damage was caused by Landlord s negligence or willful misconduct. 10.1.2 Landlord s Indemnification. Landlord hereby indemnifies, defends, protects, and holds Tenant and Tenant Parties harmless from and against any Losses to the extent resulting from the negligence or willful misconduct of Landlord and/or Landlord Parties in the Common Area. Notwithstanding the foregoing, if Tenant is found to be wholly or partially negligent or to have acted with willful misconduct by a court of competent jurisdiction in a final, non-appealable judgment relating to any of Landlord s foregoing indemnification obligations,

4904-9701-4680.7/395793.00003 -37- The Bluffs [The Honest Company, Inc.] Tenant shall be responsible for paying all or a portion of the applicable damage award (except for damage to Landlord s Insured Property in excess of the deductible), including reasonable attorneys fees, such portion to be determined based on the extent to which the damage was caused by Tenant s negligence or willful misconduct. 10.1.3 In General. Pursuant to this Article 10, Tenant s agreement to indemnify and hold Landlord harmless, and Landlord s agreement to indemnify and hold Tenant harmless, are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to this Lease, to the extent such policies cover the results of such negligence or willful misconduct. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any Losses arising in connection with any event occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant to the extent specified, and on the terms set forth in, Article 16 below. Notwithstanding the foregoing, for purposes of this Lease, consequential damages shall not be deemed to include property damage, bodily injury or personal injury damages. 10.2 Landlord s Insurance. Landlord shall carry (i) commercial general liability insurance with respect to the Building during the Lease Term, and (ii) property insurance covering the Base Building, Parking Facilities and the Common Areas during the Lease Term (for the full replacement value to the extent such coverage is reasonably available) (collectively, Landlord s Insured Property ) against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, and water damage coverage, and such policy shall include a customary rental loss endorsement. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine; provided, however, Landlord shall use reasonable diligence and sound business judgement in procuring such insurance policies. Additionally, at the option of Landlord, or as required by any lender, such insurance coverage may include the risks of earthquakes and/or flood damage, terrorist acts and additional hazards, and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Landlord may meet any of the foregoing requirements through primary coverage combined with umbrella excess coverage and may include a reasonable self-insured retention. Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings (provided that in no event shall Landlord be required to carry earthquake insurance), and Worker s Compensation as required by Applicable Law, and Employer s Liability coverage with limits of $1,000,000. Tenant shall, at Tenant s expense, comply with all reasonable insurance company requirements pertaining to the use of the Premises. If Tenant s conduct or use of the Premises for purposes other than general office, general creative office, or general production or production support causes any increase in the premium for Landlord s insurance policies, such additional costs shall be included in Operating Expenses. 4904-9701-4680.7/395793.00003 -38- The Bluffs [The Honest Company, Inc.] 10.3 Tenant s Insurance. Before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason (other than a tour) or (ii) the Lease Commencement Date (such earlier date is the Insurance Commencement Date ), Tenant shall maintain the following coverages in the following amounts. 10.3.1 Commercial General Liability Insurance ( CGL ) using ISO form CG 00 01 04 13 or equivalent, covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant s operations including contractual liability, for limits of liability not less than: Bodily Injury and Property Damage Liability $5,000,000 each occurrence $5,000,000 annual aggregate Personal Injury and Advertising Liability $5,000,000 each occurrence $5,000,000 annual aggregate Tenant Fire Liability/ Damage to Rented Premises Liability $2,000,000 each occurrence Tenant may achieve the coverage required above through primary coverage combined with umbrella coverage and may include a reasonable self-insured retention. 10.3.2 Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant s property on the Premises and Project installed by, for, or at the expense of Tenant (collectively, Tenant s Property ), (ii) the Tenant Improvements, and any other improvements which exist in the Premises as of the Delivery Date (excluding the Base Building) (the Original Improvements ), and (iii) all other improvements, alterations and additions to the Premises which are not a part of the Base Building (items (i), (ii) and (iii) are collectively, Tenant s Insured Property ). Such insurance shall be written on a Causes of Loss Special Form , for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage, including sprinkler leakage, bursting or stoppage of pipes, and explosion, subject to policy terms and conditions. Such property insurance shall include: (1) business income coverage and extra expense insurance, covering continuing expenses on an actual loss sustained basis for a period of not less than 12 months; and (2) intentionally omitted. Tenant shall use insurance proceeds terminated in accordance with its terms. Tenant shall not be obligated to restore or replace such property to the extent insurance proceeds are insufficient or restoration is not commercially Insured Property unless this Lease is terminated under Articles 11 or 13 below. 10.3.3 Worker s Compensation with limits as required by all applicable state and local statutes and regulations and Employer s Liability with limits of $1,000,000. 4904-9701-4680.7/395793.00003 -39- The Bluffs [The Honest Company, Inc.] 10.3.4 Commercial Automobile Liability, hired/non-owned, with limits of $1,000,000. 10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant and Landlord under this Lease shall in no event limit the liability of Tenant or Landlord under this Lease. Such insurance shall (i) with respect to Tenant s CGL policy and commercial automobile liability policy, include Landlord, Landlord s lender, and other parties with a direct ownership or security interest in the Project that the Landlord so specifies by notice to Tenant, as an additional insured, including Landlord s managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VII in Best s Insurance Guide or which is otherwise acceptable to Landlord and permitted to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (v) be in form and content reasonably acceptable to Landlord. Tenant shall immediately provide written notice to Landlord of any cancellation of any of the insurance policies required hereunder. Tenant may fulfill its insurance obligations under Section 10.3.1 and 10.3.2, above, through a blanket insurance policy covering other locations of Tenant or its corporate Affiliates facilities. In the event Tenant shall fail to provide such insurance by the expiration date thereof, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor. 10.5 Subrogation. Landlord, Tenant, and each of Tenant s subtenants agree that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord, Tenant, and each of Tenant s subtenants hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties and Tenant s subtenants each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties and each of Tenant s subtenants agree that their respective insurance policies will include a waiver of subrogation that shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor. 10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant s operations therein, as may be reasonably requested by Landlord, but in no event shall such increased amounts of insurance or such other reasonable types of insurance be in excess of that generally required by landlords of Comparable Buildings, and in no event shall Tenant be required to carry earthquake insurance, flood insurance, or terrorism insurance, and in no event may Landlord increase the amounts of the insurance required to be carried by Tenant hereunder more than once every five (5) years. 4904-9701-4680.7/395793.00003 -40- The Bluffs [The Honest Company, Inc.] 10.7 Third-Party Contractors. Tenant shall obtain and deliver to Landlord, Third Party Contractor s certificates of insurance and applicable endorsements prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (collectively, a Third Party Contractor ). All such insurance shall (a) include Landlord as an additional insured under such party s liability policies, (b) provide a waiver of subrogation in favor of Landlord under such Third Party Contractor s commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord s minimum insurance requirements. ARTICLE 11 DAMAGE AND DESTRUCTION 11.1 Repair of Damage to Premises by Landlord. To the extent that Landlord does not have actual knowledge of the same, Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Parking Facilities, Building Structure, Building Systems, or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord s reasonable control, and subject to all other terms of this Article 11, restore the Parking Facilities, Building Structure, Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and Applicable Laws, provided that access to the Premises shall not be materially impaired. If this Lease does not terminate pursuant to Section 11.2 of this Lease or for any other reason, Tenant shall, at its sole cost and expense, (regardless of the availability or sufficiency of insurance proceeds), repair any injury or damage to Tenant s Insured Property and shall return such Tenant s Insured Property to their original condition, or to a different condition or configuration if desired by Tenant. Prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord s review and approval, all plans, specifications and working drawings relating thereto which Landlord approval shall not be withheld unless a Design Problem exists. Landlord shall have the right to reasonably approve the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant s business resulting in any way from such damage or the repair thereof; provided however, that Tenant shall be entitled to an abatement of Rent as of the date of the casualty, and provided further that Tenant s right to Rent abatement pursuant to the terms of this Article 11 shall terminate as of the date Tenant should have completed repairs to the Tenant s Insured Property (including a reasonable period for re-installation of Tenant s furniture, fixtures and equipment and moving back into the damaged portion of the Premises) assuming Tenant used reasonable due diligence in connection therewith (provided that in no event shall such Rent re-commence until such time as Landlord has restored the Base Building to a commercially reasonable condition and Landlord has obtained whatever occupancy permits that are required to allow the Building to be open and operating and to allow the Tenant to conduct business operations from its Premises (assuming that Tenant has received a certificate of occupancy, temporary certificate of occupancy, or its legal equivalent, for the repair of damage to Tenant s Insured Property, which shall remain Tenant s obligation)).

4904-9701-4680.7/395793.00003 -41- The Bluffs [The Honest Company, Inc.] 11.2 Landlord s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Parking Facilities, Building Structure, Building Systems, or any Common Areas, and instead terminate this Lease, by notifying Tenant in writing of such termination within forty-five (45) days after the date of discovery of the damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Parking Facilities, Building Structure, Building Systems, or any Common Areas shall be materially damaged by fire or other casualty or cause, Landlord terminates the leases of all similarly situated tenants, and one or more of the following conditions is present: (i) in the reasonable judgment of a qualified contractor, reasonably approved by Landlord and Tenant, repairs cannot reasonably be completed within fifteen (15) months after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) except for the "Landlord Contribution," as that term is defined, below, the damage is not fully covered by Landlord s insurance policies and Landlord elects not to commence rebuilding or reconstructing within one (1) year from the date of such damage and destruction (and provided that Tenant does not elect to pay any such shortfall); or (iii) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord s termination right as provided above, and either (a) in the reasonable judgment of a qualified contractor, reasonably approved by Landlord and Tenant, the repairs will require an interruption of Tenant s use of all or a portion of the Premises for a period in excess of fifteen (15) months after the date of the discovery of the damage, or (b) the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term (as the same may be extended), then Tenant may elect, no earlier than forty-five (45) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by notice to Landlord effective as of the date specified in the notice, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days following Tenant s delivery of such notice. If the damage is solely to the Parking Facilities, and Landlord elects to terminate this Lease as provided above as a result of such damage, then Tenant may elect to nullify such termination election by agreeing that Landlord s obligation to provide the parking spaces located in the Parking Facilities shall be terminated, in which case Tenant s lease of the Premises shall continue in full force and effect and Rent shall be adjusted to deduct the cost of Parking Passes no longer used by Tenant at the rates specified herein. At any time, from time to time, after the date occurring forty-five (45) days after the date of the damage, Tenant may request that Landlord provide Tenant with its reasonable opinion of the date of completion of the repairs, and Landlord shall respond to such request within five (5) business days. For the purposes of this Section 11.2, the "Landlord Contribution" shall initially mean $2,000,000.00; provided, however, that such amount shall be reduced by $200,000 on the first day of each Lease Year after the first Lease Year (but shall in no event be reduced below $200,000), and further provided that the Landlord Contribution shall be reset to $1,000,000 on the first day of the Option Term. If the Lease is terminated as a result of damage to the Premises resulting from fire or any other casualty as provided in this Section 11.2, Tenant shall assign to Landlord any insurance proceeds received by Tenant relating to the Tenant Improvements, but only to the extent of the then unamortized amount of the Tenant Improvement Allowance provided by Landlord. The time periods set forth in this Section 11.2 shall not be subject to extension by reason of Force Majeure (as that term is defined in Section 29.16 of this Lease). 11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and 4904-9701-4680.7/395793.00003 -42- The Bluffs [The Honest Company, Inc.] all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project. ARTICLE 12 NONWAIVER No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord or payment of Rent by Tenant shall not be deemed to be a waiver of any preceding breach by Tenant or Landlord of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord s or Tenant s knowledge of such preceding breach at the time of acceptance or payment of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord s right to recover the full amount due. No receipt of monies by Landlord from Tenant or payment by Tenant to Landlord after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment, but any such paid amounts shall be credited against the sums Tenant would otherwise owe Landlord. Tenant s payment of any Rent hereunder shall not constitute a waiver by Tenant of any breach or default by Landlord under this Lease nor shall Landlord s payment of monies due Tenant hereunder constitute a waiver by Landlord of any breach or default by Tenant under this Lease. ARTICLE 13 CONDEMNATION If the whole or any material part of the Premises, Building or Parking Facilities shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the material reconstruction or remodeling of any material part of the Premises, Building or Parking Facilities, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If the damage is solely to the Parking 4904-9701-4680.7/395793.00003 -43- The Bluffs [The Honest Company, Inc.] Facilities, and Landlord elects to terminate this Lease as provided above as a result of such eminent domain or condemnation, then Tenant may elect to nullify such termination election by agreeing that Landlord s obligation to provide the parking spaces located in the Parking Facilities shall be terminated, in which case Tenant s lease of the Premises shall continue in full force and effect and Rent shall be adjusted to deduct the cost of Parking Passes no longer used by Tenant at the rates specified herein. If, in Tenant s reasonable judgment, so much of the Parking Facilities, Premises or Building is taken so as to (i) materially interfere with the conduct of Tenant s business from the Premises, (ii) prevent the Common Areas from being maintained and operated in a manner consistent with a first-class office project, (iii) substantially impair access to the Premises, or (iv) substantially impairs use of the Parking Facilities (and Landlord is unwilling or unable to provide sufficient substitute parking), in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim is payable separately to Tenant or is otherwise separately identifiable. Notwithstanding anything in this Article 13 to the contrary, Tenant shall be entitled to receive fifty percent (50%) of the bonus value of the leasehold estate in connection therewith, and Landlord shall be entitled to receive the remaining fifty percent (50%), which bonus value shall be equal to the difference between the Rent payable under this Lease and the sum established by the condemning authority as the award for compensation for the leasehold. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of RSF of the Premises taken bears to the total RSF of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking, but nothing herein shall preclude Tenant from seeking a recovery from the condemning authority to the extent Landlord s award is not reduced as a result thereof. ARTICLE 14 ASSIGNMENT AND SUBLETTING 14.1 Transfers. Except for an assignment of this Lease or a sublease of all or a portion of the Premises (each of the foregoing, together with any modifications or amendments to any existing assignments or subleases being referred to herein as a Transfer and any person or entity to whom any Transfer is made or sought to be made is referred to herein as a Transferee ), Tenant shall not mortgage, pledge, hypothecate, encumber or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any other transfer of this Lease or any interest hereunder by operation of law or enter into any license or concession agreements or 4904-9701-4680.7/395793.00003 -44- The Bluffs [The Honest Company, Inc.] otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees, but subject to Sections 14.7 and 14.8 below. Tenant shall not Transfer this Lease or its interest in any portion of the Premises without Landlord s prior written consent, which consent shall not be unreasonably withheld. If Tenant desires Landlord s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the Transfer Notice ) shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the Subject Space ), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the Transfer Premium , as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and an executed copy of all documentation effectuating the proposed Transfer, including all operative documents to evidence such Transfer and all agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof or by a certified public accountant, and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee s business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Landlord shall approve or disapprove of the proposed Transfer within thirty (30) days (the Review Period ) after Landlord s receipt of the applicable Transfer Notice. In the event that Landlord fails to notify Tenant in writing of such approval or disapproval within such Review Period, Tenant may send a reminder notice. If Landlord fails to respond within five (5) business days after such reminder, Landlord shall be deemed to have approved such Transfer. Any Transfer made without Landlord s prior written consent or, to the extent applicable, Landlord s deemed consent as aforesaid, shall, at Landlord s option, be null, void and of no effect. Whether or not Landlord consents to any proposed Transfer (but other than for failure by Landlord to respond), Tenant shall within thirty (30) days after written request by Landlord, reimburse Landlord for all reasonable and actual out- of-pocket costs and expenses incurred by Landlord in connection with its review of a proposed Transfer, provided that such costs and expenses shall not exceed $3,000.00 for a Transfer in the ordinary course of business. 14.2 Landlord s Consent. Landlord shall not unreasonably withhold, condition, or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer only where one or more of the following apply: 14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project; 14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease; 14.2.3 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease for leases in effect as of the date hereof and/or to other leases that contain an exclusive use for which Tenant has received notice of;

4904-9701-4680.7/395793.00003 -45- The Bluffs [The Honest Company, Inc.] 14.2.4 Provided that the Building is then less than seventy-five percent (75%) leased, either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the three (3)-month period immediately preceding the Transfer Notice (provided, however, that Landlord may not withhold its consent to an assignment or a sublease pursuant to the terms of this Section 14.2.4 to the extent ; or 14.2.5 The proposed Transfer is for more than 15,000 RSF, or will result in an aggregate of more than 15,000 RSF of the Premises being then subject to a Transfer, and the Transferee is not (considering any credit enhancements provided) a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested. If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within nine (9) months after Landlord s consent, but not later than the expiration of said 9-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought together with monetary damages, or a separate action for monetary damages, and Tenant hereby waives any right at law or equity to terminate this Lease. To the extent that the Original Tenant or any Affiliate (as defined in Section 14.6, below), that is an assignee of Tenant s entire interest in this Lease (an Affiliate Assignee ) requests Landlord to consent to a sublease from a tenant of the Project to the Original Tenant or an Affiliate Assignee, and Landlord is, in Landlord s reasonable determination, in a position to reject such sublease by the Original Tenant or an Affiliate Assignee, Landlord will not reject such sublease based on the identity of Tenant as the prospective subtenant (including the fact that Tenant is a tenant of the Project or the fact that Tenant is then in negotiation with Landlord or a Landlord Affiliate (defined below) for space in the Project) so long as the terms thereof do not in any way require a modification of the terms of the direct lease to which such sublease is to be subject. As used herein, Landlord Affiliate shall mean an entity that controls, is controlled by, or is under common control of Landlord. 14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium, as that term is defined in this Section 14.3, actually received by Tenant from such Transferee; provided, however, that Tenant shall not be required to pay to Landlord any Transfer Premium until such time as Tenant has recovered all applicable Subleasing Costs, as 4904-9701-4680.7/395793.00003 -46- The Bluffs [The Honest Company, Inc.] that term is defined in this Section 14.3, it being understood that if in any year the gross revenues, less the deductions set forth and included in Subleasing Costs, are less than any and all costs actually paid in assigning or subletting the affected space (collectively Transaction Costs ), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from net revenues with the procedure repeated until a Transfer Premium is achieved. Transfer Premium shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per RSF basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free rent reasonably provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer, (iv) any lease takeover incurred by Tenant in connection with the Transfer; (v) out-of- pocket costs of advertising the space subject to the Transfer, (vi) any improvement allowance or other economic concessions paid by Tenant to the Transferee in connection with the Transfer; (vii) the unamortized amount (with amortization using an interest factor of 8% per year) of the amount expended by Tenant above and beyond the amount of the Tenant Improvement Allowance in connection with the Tenant Improvements located in the Subject Space; and (viii) reasonable attorneys fees incurred by Tenant in connection with the Transfer (collectively, Subleasing Costs ). Transfer Premium shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. 14.4 Intentionally Omitted. 14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord s request a complete statement, certified by an independent certified public accountant, or Tenant s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times, on reasonable prior notice, to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord s costs of such audit. 14.6 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord 4904-9701-4680.7/395793.00003 -47- The Bluffs [The Honest Company, Inc.] as its landlord under any such Transfer. If Tenant shall be in Default under this Lease, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant s obligations under this Lease) until such Default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in Default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord s right to enforce any term of this Lease against Tenant or any other person. 14.7 Non-Transfers. Notwithstanding anything to the contrary contained in this Lease, an assignment or subletting to, or use or occupancy of, all or a portion of the Premises by, (a) an affiliate of Tenant or Tenant s parent (an entity which directly or indirectly, through one or more intermediaries, is controlled by, controls or is under common control, as such term is defined in California General Corporations Code ( CGCC ) Sections 160 and 5045, with, Tenant); (b) an entity which merges with or acquires or is acquired by, Tenant or a parent of Tenant, or a subsidiary, of Tenant s parent or Affiliate, (c) a transferee of all, substantially all, or a significant portion of the assets of Tenant (each, an Associated Entity ) or any other entity which will qualify as an affiliate under CGCC 150 and 5031 (a, b and c to be collectively be referred to herein as an Affiliate ), may occur freely without restriction and without any need for any consents or approval by Landlord, shall not be deemed a Transfer under this Article 14, and no Transfer Premium shall be payable, and such transaction shall not result in such party being deemed or considered a Transferee hereunder, provided that (i) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and (ii) such Affiliate (together with Tenant) has a tangible net worth computed in accordance with generally accepted accounting principles consistently applied (and excluding goodwill, organization costs and other intangible assets) that is sufficient to meet the obligations of Tenant under this Lease and Tenant provides reasonable evidence of the same to Landlord. For purposes of this Section 14.7: (i) a parent of an entity shall mean the owner of fifty percent (50%) or more of the voting power of such entity or an entity otherwise possessing the power, indirectly or directly, to direct the management or policies of such entity; and (ii) a subsidiary of an entity shall mean an entity of which at least fifty percent (50%) of its voting power is owned directly or indirectly through one or more subsidiaries of the specified entity. Landlord hereby agrees that, upon request by Tenant, Landlord shall be legally obligated to accept rent in an amount identified by Tenant to Landlord directly from any subtenant that is an Affiliate under this Section 14.7, provided that (i) no other obligation whatsoever shall be created between Landlord and such subtenant, either under this Lease or otherwise at law or in equity, (ii) such acceptance of rent shall in no event require Landlord to recognize such subtenant upon a termination of this Lease, and (iii) any failure by such subtenant to timely pay the designated portion of the Rent due under this Lease shall be deemed to be a breach of this Lease by Tenant (and Landlord shall have all of the rights and remedies for a failure of Tenant to pay amounts due hereunder (including, without limitation, the right to provide notice as provided in, and declare a default under, Article 19 of this Lease)). Notwithstanding anything herein to the contrary, the transfer, assignment, hypothecation or new issuance of stock (or other 4904-9701-4680.7/395793.00003 -48- The Bluffs [The Honest Company, Inc.] ownership interests) of Tenant or Tenant s direct or indirect parent entities shall not be deemed to be a Transfer for purposes of this Article 14. 14.8 Occupancy by Others. Notwithstanding any contrary provision of this Article 14, Tenant shall have the right without the payment of a Transfer Premium, without being subject to Section 14.4, and without the receipt of Landlord s consent, but on prior Notice to Landlord, to permit the occupancy of up to 15% of the Premises, to any individual(s) or entities with whom Tenant has a bona fide business relationship (collectively, Tenant s Occupants ) on and subject to the following conditions: (i) all such individuals or entities shall be of a character and reputation consistent with the quality of the Building and Project; (ii) the space occupied by such Tenant s Occupants is not separately demised from the Premises (unless it consists of a full floor), and (iii) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Article 14. Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding any such individuals or entities. Any occupancy permitted under this Section 14.8 shall not be deemed a Transfer under this Article 14. Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any obligations or liability under this Lease. ARTICLE 15 SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES 15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies. 15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty (subject to the terms of Article 11 of this Lease) and repairs which are specifically made the responsibility of Landlord hereunder and damage from casualty excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and Tenant s Property, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its reasonable discretion, require to be removed (the notification of which may be provided to Tenant either prior to or within ten (10) business days following the expiration or earlier termination of this Lease),

4904-9701-4680.7/395793.00003 -49- The Bluffs [The Honest Company, Inc.] and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. ARTICLE 16 HOLDING OVER If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to- month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to 125% of the Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within sixty (60) days following termination or expiration of this Lease (and provided that Landlord has provided Tenant with at least thirty (30) days prior written notice that Landlord has a signed proposal or lease from a succeeding tenant to lease the Premises), in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all Losses resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. ARTICLE 17 ESTOPPEL CERTIFICATES; LIMITED REVIEW OF TENANT S FINANCIAL STATEMENTS 17.1 Estoppel Certificates. Within ten (10) business days following a request in writing by Landlord or Tenant, the recipient (the Recipient ) shall execute, acknowledge and deliver to the requesting party (the Requesting Party ) an estoppel certificate, which, as submitted, shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof, or any assignee or sublessee), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by the Requesting Party or Landlord s mortgagee or prospective mortgagee or Tenant s Transferee, as the case may be (but in no event shall such other information relate to the financial condition of Tenant). Appropriate modification shall be made to Exhibit E when Tenant is the Requesting Party. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project or by assignee or sublessee or purchaser of Tenant s business. The Recipient shall execute and deliver whatever other instruments may be reasonably required for such purposes, subject to the conditions in this Article 17. The failure of Tenant or Landlord, as the case may be, to timely execute, acknowledge and deliver such estoppel certificate or other instruments, upon an additional five (5) business days notice from the Requesting Party advising the other party of the 4904-9701-4680.7/395793.00003 -50- The Bluffs [The Honest Company, Inc.] consequences of a non-response, shall constitute an acceptance of the premises stated therein and an acknowledgment by the other party that statements included in the estoppel certificate are true and correct, without exception. 17.2 Limited Review of Tenant s Financial Statements. At any time during the Lease Term, but not more often than one (1) time during any twelve (12) month period (except in connection with the sale or refinance of the Project, a Transfer, or following any monetary default by Tenant beyond all applicable notice and cure periods), Landlord may require Tenant to provide Landlord with a current financial statement prepared in the ordinary course of business and financial statements prepared in the ordinary course of business of the two (2) years prior to the current financial statement year (collectively, Financial Statements ); provided, however, as a condition precedent to Tenant s delivery, Landlord or the Landlord Party requesting such information shall execute a commercially reasonable form of confidentiality agreement with respect thereto. Such statements shall be prepared in accordance with normal practice of Tenant and certified as true by a financial officer of Tenant. Notwithstanding the foregoing, in the event that (i) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that controls Tenant or is otherwise an affiliate of Tenant) is publicly traded on NASDAQ or a national stock exchange, and (ii) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise affiliates of Tenant), then Tenant s obligation to provide Landlord with a copy of its most recent current financial statement shall be deemed satisfied. ARTICLE 18 SUBORDINATION Landlord hereby represents and warrants to Tenant that, as of the Effective Date, there is no mortgage, trust deed, ground or underlying lease, or similar encumbrance affecting the Building or Project except for MAM Collateral Agent, LLC, a Delaware limited liability company (the "Current Lender"). Concurrently with the full execution of this Lease, Landlord shall cause the Current Lender to execute a Subordination, Nondisturbance and Attornment Agreement (an "SNDA"), on the Current Lender's form, with mutually and reasonable agreed upon changes by Tenant, including the protections specified in items "i" through "iv" below. This Lease shall be subject and subordinate to all future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances hereafter in force against the Building or Project or any part thereof, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord s delivery to Tenant of commercially reasonable non-disturbance agreement(s) (the Nondisturbance Agreement ) in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who come into existence following the date hereof but prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant s obligation to subordinate this Lease to such party. Any such Nondisturbance Agreement shall (i) provide that such ground lessor, mortgage holder or lien holder shall not disturb the possession and other rights of Tenant under this Lease and shall accept Tenant as the tenant of the Premises under the terms and conditions of this Lease, (ii) preserve and not alter the 4904-9701-4680.7/395793.00003 -51- The Bluffs [The Honest Company, Inc.] remedies of Tenant for Landlord s failure to perform any ongoing obligation of Landlord under the Lease, (iii) not materially alter any of Tenant s rights under the Lease, and (iv) if any Tenant Improvement Allowance remains outstanding, expressly recognize Tenant's rental offset rights with respect to a failure by Landlord to disburse the Tenant Improvement Allowance as required, as and to the extent set forth in this Lease. Tenant covenants and agrees that in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor has executed a Nondisturbance Agreement. Landlord s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Subject to Tenant s receipt of a Nondisturbance Agreement described herein, Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. ARTICLE 19 DEFAULTS; REMEDIES 19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant (a Default ): 19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice that the same was overdue; or 19.1.2 Except as set forth in Sections 19.1.1 and 19.1.3, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or 19.1.3 The failure by Tenant to observe or perform according to the provisions of Articles 5, 17, 18 or 21 of this Lease or any provision of the Tenant Work Letter where such failure continues for more than seven (7) business days after notice from Landlord. The notice periods provided herein are in addition to, and not in lieu of, any notice periods provided by law and nothing in this Lease shall constitute a waiver by Tenant of its statutory rights of redemption. No statutory notice may be sent until the cure periods set forth in this Section 19.1 have expired without a cure being effectuated. 4904-9701-4680.7/395793.00003 -52- The Bluffs [The Honest Company, Inc.] 19.2 Remedies Upon Default. Upon the occurrence of any Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever, except as required by Applicable Law. 19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof in compliance with Applicable Laws, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following: (a) The worth at the time of award of unpaid rent which has been earned at the time of such termination; plus (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant, in each case prorated based on the remainder of the Lease Term; and (e) At Landlord s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term rent as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(a) and (b), above, the worth at the time of award shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(c) above, the worth at the time of award shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). 19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable

4904-9701-4680.7/395793.00003 -53- The Bluffs [The Honest Company, Inc.] limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due. 19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Laws, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof. 19.3 Subleases of Tenant. If Landlord elects to terminate this Lease on account of any Default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord s sole discretion, succeed to Tenant s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord s election to succeed to Tenant s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder. 19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. 19.5 Additional Lease Security; UCC-1. Tenant hereby grants Landlord a security interest in Tenant's furniture located on the Premises (the "Secured Property") to secure Tenant's performance of any and all of Tenant's obligations under this Lease. To perfect Landlord's security interest in the Secured Property, Landlord shall be entitled to file a Financing Statement (UCC-1) with the California Secretary of State (and any other appropriate filing location) and Tenant shall execute and deliver to Landlord any such documents as Landlord may request in furtherance of . Any financing statement filed pursuant to this provision may be filed before or after the occurrence of any Default by Tenant under this Lease. So long as there is no continuing Default of the Lease by Tenant, Tenant may remove any of the Secured Property from the Premises, and upon such removal Landlord hereby relinquishes its security interest in any such removed items, and such removed items shall no longer be Secured Property. Upon to file appropriate documentation to release such security interest and UCC-1 financing statement. 19.6 Landlord Default. 19.6.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by 4904-9701-4680.7/395793.00003 -54- The Bluffs [The Honest Company, Inc.] Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord s failure to perform; provided, however, if the nature of Landlord s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. 19.6.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date applicable to the Premises and required by this Lease, which substantially interferes with Tenant s use of or ingress to or egress from the Building or the Parking Facilities; (ii) any failure by Landlord to provide services, utilities or ingress to and egress from the Building (including the Parking Facilities), or Premises as required by this Lease; (iii) the presence of Hazardous Materials not brought on the Premises by Tenant Parties; or (iv) Landlord s failure to obtain or maintain a temporary certificate of occupancy, certificate of occupancy or the legal equivalent for the Base Building (any such set of circumstances as set forth in items (i) through (iv), above, to be known as an Abatement Event ), then Tenant shall give Landlord Notice of such Abatement Event, and if such Abatement Event continues for three (3) consecutive business days after Landlord s receipt of any such notice, or occurs for ten (10) non-consecutive business days in a twelve (12) month period (provided Landlord is sent a notice pursuant to Section 29.18 of this Lease of each such Abatement Event) (in either of such events, the Eligibility Period ), then the Base Rent and Tenant s Share of Direct Expenses and Tenant s obligation to pay for parking (to the extent not actually utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use ( Unusable Area ), bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein (in Tenant s reasonable judgment), the Base Rent and Tenant s Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant s Share of Direct Expenses shall be Tenant s sole and exclusive remedy at law or in equity to abate Rent for an Abatement Event; provided, however, that (a) nothing in this Section 19.6.2, shall impair Tenant s rights under Section 19.6.1, above, and (b) if Landlord has not cured such Abatement Event within two hundred seventy (270) days after receipt of notice from Tenant, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such 270-day period until such time as Landlord has cured 4904-9701-4680.7/395793.00003 -55- The Bluffs [The Honest Company, Inc.] the Abatement Event, which right may be exercised only by delivery of notice to Landlord (the Abatement Event Termination Notice ) during such five (5) business-day period, and shall be effective as of a date set forth in the Abatement Event Termination Notice (the Abatement Event Termination Date ), which Abatement Event Termination Date shall not be less than thirty (30) days, and not more than one (1) year, following the delivery of the Abatement Event Termination Notice. Notwithstanding anything contained in this Section 19.6.2 to the contrary, Tenant s Abatement Event Termination Notice shall be null and void (but only in connection with the first notice sent by Tenant with respect to each separate Abatement Event) if Landlord cures such Abatement Event within such thirty (30) day period following receipt of the Abatement Event Termination Notice. If Tenant s right to abatement occurs because of an eminent domain taking, condemnation and/or because of damage or destruction to the Premises and/or the Parking Facilities, Tenant s abatement period shall continue until Tenant has been given sufficient time, and sufficient ingress to, and egress from the Premises, to rebuild such portion it is required to rebuild, to install Tenant s Property to the extent the same shall have been removed as a result of such damage or destruction or temporary taking and to move in over a weekend. If Tenant s right to abatement occurs during any portion of the Rent Abatement Period, then the Rent Abatement Period shall be extended for the number of days that the abatement period overlapped the free Base Rent period ( Overlap Period ). Landlord shall have the right to extend the Lease Expiration Date for a period of time equal to the Overlap Period if Landlord sends a notice to Tenant of such election within ten (10) days following the end of the extended free Base Rent period. Except as provided in this Section 19.6.2 or elsewhere in this Lease, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder. ARTICLE 20 COVENANT OF QUIET ENJOYMENT Landlord covenants that so long as no Default exists under this Lease, Tenant shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied. ARTICLE 21 LETTER OF CREDIT 21.1 Delivery of Letter of Credit. Within seven (7) days following mutual execution of this Lease, Tenant shall deliver to Landlord an unconditional, clean, irrevocable letter of credit (the "L-C") in the initial required amount set forth in Section 8 of the Lease Summary (the "L-C Amount"). If Tenant fails to deliver the L-C in such time period, then Landlord shall have the right to terminate this Lease upon written notice to Tenant until the date that Tenant delivers the L-C to Landlord. The L-C shall (i) be issued by the Bank (ii) be irrevocable, unconditional, and payable upon demand (iii) have an initial expiration date not sooner than twelve (12) months from the issuance thereof; (iv) be maintained in effect, whether through renewal or extension, for the period commencing on the date of the Lease and continuing until the date (the "L-C Expiration Date") that is no less than thirty (30) days after the expiration of the Lease Term, 4904-9701-4680.7/395793.00003 -56- The Bluffs [The Honest Company, Inc.] (v) contain a provision that provides that the L-C shall be automatically renewed on an annual basis without amendment of the L-C or action of Landlord or Tenant unless the Bank delivers a written notice of non-extension to Landlord at least sixty (60) days prior to the then expiry date of the L-C, (vi) be fully assignable by Landlord, its successors and assigns, (vii) permit partial draws and multiple presentations and drawings, (viii) otherwise be in the form and content reasonably approved in advance by Landlord, and (ix) be otherwise subject to the International Standby Practices- rights to draw upon the L-C as provided herein, Landlord shall return to Tenant the existing L-C: (i) within five (5) days following the L-C Expiration Date, or (ii) if this Lease is terminated prior to the expiration of the Lease Term, within 30 days following the termination of this Lease. 21.2 Bank a money-center, solvent bank acceptable to Landlord in its reasonable discretion that (i) accepts deposits, maintains accounts, has a local Los Angeles office which will accept draws on a letter of credit unless such bank will allow presentation by facsimile or nationally recognized overnight courier, and whose deposits are insured by the FDIC, (ii) is not subject to the control or jurisdiction of any receiver, trustee, custodian, conservator, liquidator or similar official under any federal, state, foreign, or common law; (iii by asset sale, merger, or otherwise) to any bank that was the original issuer of the L-C, or any entity that is under the control of the Federal Deposit Insurance Corporation as receiver or conservator, unless expressly approved by Landlord in its sole and absolute discretion; and (iv) unless otherwise agreed by Landlord in writing, whose long-term, unsecured and unsubordinated debt obligations are rated of no less than "BBB+" by Fitch Ratings Ltd. ("Fitch") and a short term issuer rating of no less than "F2" by Fitch (or in the event such applicable Fitch ratings are no longer available, comparable ratings from Standard and Poor's Professional Rating Service or Moody's Professional Rating Service) (collectively, the "L-C Issuer Requirements"). Landlord hereby agrees that JP Morgan Chase is deemed to be an approved Bank. If at any time: (a) the Bank does not meet any of the L-C Issuer Requirements; or (b) the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any state or other governmental agency, then the L-C shall be deemed to no longer comply with the terms and conditions of the Lease and Tenant shall, within ten (10) (which notice shall include a list of for requiring the replacement L-C), in Tenant n, either: (x) cause another bank approved by Landlord as the replacement bank or meeting each of the L-C Issuer Requirements set forth herein to issue and deliver to Landlord a replacement L-C that fully complies in all respects with the requirements of this Article 21; or (y) deposit with Landlord cash in an amount equal to the L-C Amount. If Tenant either fails to replace such L-C or deposit cash, pursuant to the terms and conditions of this Section 21.2, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) business day period provided in this Section 21.2). Tenant shall be responsible for the payment of any and all costs incurred in connection with the review of any replacement L- exceed $3,000, which replacement is required pursuant to this Section 21.2 or if such replacement is otherwise requested by Tenant in accordance with this Article 21. On issuance and effectiveness of any replacement L-C required or allowed by this Article 21 issuer of such replacement L-C.

4904-9701-4680.7/395793.00003 -57- The Bluffs [The Honest Company, Inc.] 21.3 L-C Draw Events. Each of the following events shall constitute an "L-C Draw Event" (i) Tenant shall have failed to pay when due beyond all applicable notice and cure periods any amount due to Landlord under the terms and conditions of the Lease, (ii) Tenant shall have failed to perform when due beyond all applicable notice and cure periods any of its obligations in accordance with the terms and conditions of the Lease, (iii) an Event of Default by Tenant under Section 19.1, above, shall have occurred under the Lease, (iv) the Lease terminated prior to the expiration of the Term as a result of Tenant's breach or default of any term or provision of the Lease, (v) Tenant has filed a voluntary petition under the United States Bankruptcy Code or has commenced, filed, or initiated any other bankruptcy, receivership, reorganization, insolvency, restructuring, or similar proceeding under any federal, state, or foreign laws or statutes, (vi) an involuntary petition has been filed against Tenant under the United States Bankruptcy Code or Tenant has become the subject of, has commenced against it, or is placed in any other bankruptcy, receivership, reorganization, insolvency, restructuring, or similar proceeding under any federal, state, or foreign laws or statutes, and such petition or proceeding has not been dismissed within 60 days; (viii) the Lease has been rejected, repudiated, disaffirmed, or is deemed rejected, repudiated, or disaffirmed in any case commenced under the United States Bankruptcy Code or under any case or proceeding under any similar federal, state, or foreign, laws or statutes; (ix) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date and, as of the date that is 30 days prior to the date the L-C is due to expire, Tenant has not delivered to Landlord a replacement L-C meeting the requirements hereunder; (x) Tenant has executed an assignment for the benefit of creditors, commenced an involuntary dissolution, become the subject of any involuntary dissolution proceeding, been suspended, or had its entity status has been cancelled otherwise terminated; or (xi) the Bank no longer satisfies any of the L-C Issuer Requirements and Tenant has not delivered to Landlord a replacement L-C as required hereunder. 21.4 L-C Draw(s) and Use and Application of L-C Proceeds. Upon the occurrence and at any time during the continuance of any L-C Draw Event, Landlord, or its then managing agent, shall have the right, but not the obligation and without notice to Tenant, to draw upon the L-C, in whole or in part, in single or multiple draws, up to the amount necessary to compensate Landlord for any and all damages which Landlord has sustained and for which Landlord is entitled pursuant to this Lease. Following any draw or draws on the L-C, Landlord, in its sole and absolute discretion and without notice to Tenant, shall have the right at any time to apply any proceeds of the L-C received by Landlord on account of any draw or draws made in accordance with the terms hereof (collectively, the "L-C Proceeds") (i) to any and all amounts due and owing by Tenant under the Lease, (ii) to any and all damages, costs, expenses, claims, liabilities, or other losses of any kind or nature (to the extent Landlord is entitled to the same under this Lease) that Landlord suffers, sustains, or incurs as a result of or related to any Event of Default, and/or (iii) to pay, compensate, or reimburse Landlord for any and all damages, costs, claims, expenses, liabilities, or other losses Landlord suffers, sustains, or incurs in connection with, the termination of the Lease, including, without limitation, those damages and losses that Landlord may recover under the Lease and Section 1951.2 of the California Civil Code. The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the L-C. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord's consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion, and the reasonable attorney's fees incurred by Landlord in connection with such 4904-9701-4680.7/395793.00003 -58- The Bluffs [The Honest Company, Inc.] determination, in an amount not to exceed $3,000, shall be payable by Tenant to Landlord within thirty (30) days of billing. 21.5 Unused/Unapplied L-C Proceeds. In the event Landlord receives any L-C Proceeds that are not applied or used as provided in Section 21.4 above, all such proceeds shall be held by Landlord as a cash security deposit. The use, application or retention of the L-C or L-C Proceeds, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C or the L-C Proceeds, and such L-C or L-C Proceeds shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees and acknowledges that: (a) the L-C constitutes a separate and independent contract between Landlord and the Bank (b) Tenant is not a third party beneficiary of such contract; (c) Tenant has no property interest whatsoever in the L-C or the proceeds thereof; and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the L-C and/or the L-C Proceeds by application of Section 502(b)(6) of the United States Bankruptcy Code or otherwise. 21.6 Replenishment, Renewal and Replacement of L-C. Tenant shall cause the L-C to be kept and maintained in full force and effect at all times during the Lease Term, as the same may be extended and through and including the L-C Expiration Date. If, as a result of any drawing by Landlord on the L-C in accordance with Section 21.4 above, the amount of the L-C shall at any time be less than the L-C Amount, Tenant shall, within ten (10) business days after written notice thereof from Landlord, provide Landlord with: (i) an amendment to the L-C restoring it to the L- C Amount, or (ii) an additional letter of credit in an amount equal to the deficiency, which additional letter of credit shall comply with all of the provisions of this Lease. If the L-C expires at any time earlier than the L-C Expiration Date, Tenant shall either (a) cause the Bank to deliver a certificate of renewal or extension of the L-C to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, or (b) at least thirty (30) days prior to the expiration of the L-C then held by Landlord, deposit with Landlord cash in an amount equal to the L-C Amount which cash shall be held by Landlord as a security deposit. In furtherance of the foregoing, if the L-C has an expiration date prior to the L-C Expiration Date, Tenant shall cause the L-C to contain a so-called "evergreen provision," whereby the L-C shall automatically be renewed, without amendment, unless at least sixty (60) days' prior written notice of non-renewal is first provided by the Bank to Landlord. At any time that Tenant has failed to timely provide Landlord with a renewed L-C, amended L-C, additional L-C or replacement L-C as and when required under this Lease, and Tenant has failed to timely provide Landlord with a cash security deposit in the alternative as and when permitted by this Lease, then notwithstanding anything in this Lease to the contrary, Landlord shall have the right to declare that a default by Tenant has occurred for which there shall be no notice or grace or cure periods applicable, other than as expressly set forth in this Article 21 (Letter of Credit). Tenant shall be responsible for the payment of any and all costs incurred by Landlord (including, without limitation, Landlord's reasonable attorneys' fees), in an amount not to exceed $3,000, relating to the review of any renewed, amended, additional or replacement L-C required or requested by Tenant hereunder. 4904-9701-4680.7/395793.00003 -59- The Bluffs [The Honest Company, Inc.] 21.7 Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, if and only if such transfer is a part of the assignment by Landlord of its rights and interests in and to this Lease, in each case subject to the terms and conditions of this Lease. In the event of a transfer of Landlord's interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor provided the transferee assumes such liability, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within thirty (30) days after Tenant's receipt of an invoice from Landlord therefor. 21.8 Non-Interference By Tenant. Tenant agrees not to interfere in any way with any "draw" by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain a temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts or demands for payment drawn under any L-C or the Bank's honoring or payment of sight draft(s). 21.9 L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded Security Deposit Laws ), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 21.9 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant's breach of this Lease, including any damages Landlord suffers following termination of 4904-9701-4680.7/395793.00003 -60- The Bluffs [The Honest Company, Inc.] this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. 21.10 Reduction of L-C Amount. To the extent that Tenant is not in default under this Lease (beyond the applicable notice and cure period set forth in this Lease), the L-C Amount shall be reduced as follows: Date of Reduction Amount of Reduction Remaining L-C Amount Last day of 48th full month after the Lease Commencement Date $300,000.00 $900,000.00 Last day of 60th full month after the Lease Commencement Date $300,000.00 $600,000.00 Last day of 72nd full month after the Lease Commencement Date $300,000.00 $300,000.00 Last day of 84th full month after the Lease Commencement Date $300,000.00 $0.00 To the extent that Tenant is not in default under this Lease (beyond the applicable notice and cure period set forth in this Lease), Tenant shall have the right to reduce the L-C Amount as set forth above via the delivery to Landlord of either (x) an amendment to the existing L-C (in form and content reasonably acceptable to Landlord) modifying the L-C Amount to the amount then required under this Article 21, or (y) an entirely new L-C (in the form and content otherwise required in this Article 21) in the total L-C Amount then required under this Article 21. Landlord shall reasonably cooperate with Tenant to effectuate any such allowed reduction of the L-C. ARTICLE 22 ROOF TOP RIGHTS During the Lease Term, subject to the terms of this Lease, Tenant shall have the right to use a reasonable share of available roof space to install one (1) telecommunications device (which may be an antenna or satellite dish) on the roof of the Building within an area to be reasonably designated by Landlord, and to make associated connections through the Building as required in connection therewith (all such equipment, installations and connections, collectively, the Telecommunications Equipment ). For any work involving the roof of the Building, Tenant shall use Landlord s designated roofing contractor, or such other roofing contractor as selected by Tenant and reasonably approved by Landlord, and shall perform all such work on or to the roof in coordination with the roof membrane manufacturer to avoid any impact on the roof warranty. If

4904-9701-4680.7/395793.00003 -61- The Bluffs [The Honest Company, Inc.] Tenant does not use Landlord s designated roofing contractor, Tenant shall be responsible for any violation of the roof warranty and any and all costs resulting therefrom. The use of such areas of the Building for the installation of the Telecommunications Equipment shall be for the sole use of Tenant in connection with its business in the Premises, and shall be without the payment of any additional Base Rent with respect thereto. The location and physical appearance and all specifications of the Telecommunications Equipment shall be subject to Landlord s reasonable approval. Tenant shall be responsible, at Tenant s sole cost and expense, for (i) obtaining all permits or other governmental approvals required in connection with the Telecommunications Equipment, (ii) installing, repairing and maintaining and causing the Telecommunications Equipment to comply with all Laws, and (iii) prior to the expiration or earlier termination of this Lease, removal of the Telecommunications Equipment and all associated wiring, and the restoration of all affected areas of the Building to the condition existing prior to the installation thereof (reasonable wear and tear excepted), including restoration of any roof penetrations. In the event Tenant elects to exercise its right to install the Telecommunication Equipment, then Tenant shall give Landlord prior notice thereof. ARTICLE 23 SIGNS 23.1 Full Floors. Tenant, at its sole cost and expense, may install identification signage anywhere in the Premises and the elevator lobby of any full floor of the Premises, subject to compliance with all Applicable Laws, provided that such signs must not be visible from the exterior of the Building. 23.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant s identifying signage shall be provided by Landlord, at Tenant s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord s Building standard signage program. 23.3 Building Directory. If a building directory is located in the lobby of the Building, Tenant shall have the right, at Tenant s sole cost and expense, to designate one (1) name strip on such directory. Any subsequent changes to Tenant s name strip shall be at Tenant s sole cost and expense following Tenant s receipt of Landlord s consent thereto (which consent may be withheld in Landlord s reasonable discretion). 23.4 Additional Tenant Signage. 23.4.1 In General. Original Tenant or a Permitted Transferee shall have the (i) a sign strip in the top tenant identity position on each of the multi-tenant monument signs for the Project to be constructed by Landlord at the Project Monuments , and (ii) Landlord will permit Tenant to install one (1) Lobby Sign on Exhibit A-2, attached. With respect to the Lobby Sign, such sign may be up to 36 inches in diameter, may be backlit (and Tenant shall have the right to install power to the location of the such sign, and such sign shall be the exclusive sign on the wall on which the Lobby Sign is installed, provided that Landlord may 4904-9701-4680.7/395793.00003 -62- The Bluffs [The Honest Company, Inc.] offer one other lobby sign on such wall of comparable size to another tenant of the Building that leases at least one full floor in the Building. If Landlord in the future allows signage on the lobby wall between the elevator banks that currently contains the painted mural, then Tenant shall have the first right to install signage on such wall. 23.4.2 Specifications and Permits. that term is defined in Section 23.4.3, below. The graphics, materials, design, lettering, Sign Specifications be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and he Monument. The actual installation shall be subject to all Applicable Law and to any covenants, conditions and restrictions affecting the Project. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all Tenant hereby acknowledges that Landlord has made no representation or warranty to Tenant with respect to the probability of In the event Tenant does not receive the necessary governmental approva be unaffected. 23.4.3 Objectionable Name. To the extent the Original Tenant or a Permitted which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would Objectionable Name 23.4.4 Cost and Maintenance. Landlord shall be responsible for the repair and maintenance during the Lease Term of the Monuments as a part of Operating Expenses, except that Tenant shall be solely responsible for all costs and expenses incurred in connection with the purchase, inst judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant (except as set forth below) shall cause such repairs and/or maintenance to be performed within thirty (30) Tenant shall also be responsible for the cost an at the end of the Lease Term. The terms and conditions of this Section 23.4.4 shall survive the expiration or earlier termination of this Lease. 4904-9701-4680.7/395793.00003 -63- The Bluffs [The Honest Company, Inc.] ARTICLE 24 COMPLIANCE WITH LAW 24.1 Tenant s Obligations to Comply with Applicable Laws. Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with the Underlying Documents, or any law, statute, ordinance or other rule, directive, order, regulation, guideline, or requirement of any governmental entity or governmental agency now in force or which may hereafter be enacted or promulgated (collectively, Applicable Laws ). Subject to Landlord s obligations to deliver the Base, Shell and Core as set forth in Section 1 of the Tenant Work Letter, at its sole cost and expense, Tenant shall promptly comply with all Applicable Laws which relate to (i) Tenant s use of, or requirements to cease or reduce Tenant s business operations in or Tenant s use of, the Premises, (ii) the areas of the Project that are Tenant s obligation to repair, and (iii) Tenant s Insured Property. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations as they relate to the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. 24.2 Landlord s Obligations to Comply with Applicable Laws. Landlord shall comply with all Applicable Laws relating to the Base Building, Common Areas, and Parking Facilities, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord s failure to comply therewith would prohibit Tenant from obtaining a building permit for Tenant Improvements or Alterations or obtaining or maintaining a certificate of occupancy (or its legal equivalent) for the Premises, or would unreasonably and materially affect the safety of Tenant s employees or create a significant health hazard for Tenant s employees. If any changes are required to Base Building, Common Areas, and Parking Facilities as a result of Tenant s non-typical general office or non-typical creative office Alterations or Tenant Improvements, or use of the Premises for non-general office use, then Landlord shall make such changes at Tenant s sole cost and expense, including Landlord s standard supervision fee (or, at Landlord s election, Tenant shall not be permitted to proceed with the Alterations, Tenant Improvements, or use of the Premises that has or will trigger such changes). Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4, above. 24.3 Certified Access Specialist. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises has not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, 4904-9701-4680.7/395793.00003 -64- The Bluffs [The Honest Company, Inc.] if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises. In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant s sole cost and expense, by a CASp reasonably approved in advance by Landlord; and (b) pursuant to Article 24 above, either Landlord or Tenant, as the case may be, at its cost, is responsible for making any repairs to the Building (including, without limitation, the Premises) to correct violations of construction-related accessibility standards. ARTICLE 25 LATE CHARGES If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord s designee within five (5) business days after written notice that said amount was not paid when due, then Tenant shall pay to Landlord a late charge equal to three percent (3%) of the overdue amount. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within thirty (30) days after the date they are due shall bear interest from the date when due until paid at a rate per annum (the Interest Rate ) equal to the lesser of (i) the annual Bank Prime Loan rate cited in the Federal Reserve Statistical Release Publication H-15, published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by Applicable Laws. ARTICLE 26 LANDLORD S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT 26.1 Landlord s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease which failure will likely cause material harm to persons or property, or subject Landlord to any potential liability, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may upon an additional three (3) days notice to Tenant, but shall not be obligated to, make any such payment or perform any such act on Tenant s part without waiving its rights based upon any Default of Tenant and without releasing Tenant from any obligations hereunder. 26.2 Tenant s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor, sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant s Defaults pursuant

4904-9701-4680.7/395793.00003 -65- The Bluffs [The Honest Company, Inc.] to the provisions of Section 26.1. If Tenant does not deliver a detailed written objection to Landlord within thirty (30) days after receipt of an invoice from Landlord, then Tenant shall pay Landlord the amount set forth in such invoice. If, however, Tenant delivers to Landlord, within thirty (30) days after receipt of Landlord s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Tenant s reasons for its claim that such action did not have to be taken by Tenant pursuant to the terms of this Lease or that the charges are excessive (in which case Tenant shall pay the amount it contends would not have been excessive), then Landlord shall not then be entitled to reimbursement; provided that Landlord shall not be deemed to have waived any rights and may proceed to claim a default by Tenant. Tenant s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term. ARTICLE 27 ENTRY BY LANDLORD Landlord reserves the right at all reasonable times and upon reasonable prior notice to Tenant (not less than 24 hours except in the case of an Emergency, as defined below), and subject to Tenant s approval of the particular visitors, contractors and service providers, which approval shall not be unreasonably withheld, conditioned, or delayed (provided that such prior approval shall not be required in the event of an Emergency if not reasonably practicable), to enter the Premises and Project to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants (provided that with respect to prospective tenants, only during the last nine (9) months of the Lease Term), or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Base Building required or permitted hereunder. All such visitors (including without limitation prospective tenants specified above), contractors and service providers shall be required to execute Tenant s standard confidentiality agreement, provided that in the event of an Emergency such visitors, contractors and service providers shall be required to execute (or have previously executed) Tenant s standard confidentiality agreement if reasonably possible. At Tenant s option, Tenant may require that an employee of Tenant accompany any such visitors. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) take possession due to any Default by Tenant of this Lease in the manner provided herein; (B) subject to the terms of Section 26.1, perform any covenants of Tenant which Tenant fails to perform and (C) perform routine services, such as janitorial services, within the Premises. Landlord may make any entries without the abatement of Rent (except to the extent provided in Section 19.6.2) and may take such reasonable steps as required to accomplish the stated purposes; provided, however, that except for Emergencies, Landlord shall use commercially reasonable efforts in connection with any entry not to materially interfere with Tenant s use of the Premises and to perform the same after business hours if reasonably practical. Provided that Landlord has complied with its obligations under this Article 27, Tenant hereby waives any Losses or for any injuries or inconvenience to or interference with Tenant s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises. For use in an Emergency only, Landlord shall at all times have a key with which to unlock all the doors or barriers in the Premises. Notwithstanding anything to the contrary set forth in this Lease, Tenant may designate certain reasonable areas of the Premises as Secured Areas should Tenant require such areas for the purpose of securing 4904-9701-4680.7/395793.00003 -66- The Bluffs [The Honest Company, Inc.] certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an Emergency. Landlord shall only maintain or repair such Secured Areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Building Structure and/or the Building Systems; (ii) as required by Applicable Law, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord s reasonable approval. In an Emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry hereunder by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. For purposes of this Lease, an Emergency shall mean a situation that threatens imminent material harm to persons or property. ARTICLE 28 TENANT PARKING AND TRANSPORTATION 28.1 Parking Passes. Tenant shall have the right but not the obligation to rent from Landlord, on the terms of this Article 28, commencing on the Lease Commencement Date, up to the number of Parking Passes and Reserved Spaces (as defined in Section 9 of the Summary) (the Allocated Passes , which Parking Passes and Reserved Spaces shall pertain to Project's parking facilities (the "Parking Facilities"). Tenant shall pay to Landlord (or Landlord's parking operator or other designee) for all parking passes rented by Tenant on a monthly basis at the prevailing rates charged from time to time by Landlord at the Project for the type and location of such parking passes, provided that (i) during the first (1st) Lease Year, the parking rates shall be equal to $177.32 per pass per month (inclusive of taxes) for unreserved Parking Passes, and $280.28 per space per month (inclusive of taxes) for Reserved Spaces, and (ii) such rates shall not increase by more than 3% per year of the Lease Term. During the first two (2) Lease Years, Tenant shall receive a discount of 25% off of the foregoing parking charges. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel (except that the Reserved Spaces may be used by Tenant's customers and visitors) and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant (nor may parking passes be shared among Tenant's personnel or with any party other than the particular party to whom each such pass has been issued) without Landlord's prior approval unless done pursuant to a Landlord approved Transfer under Article 14, or a Transfer that does not require Landlord's approval. Tenant shall have the right to purchase parking validations for visitor parking at the Project at a 33% discount off of the normal Project parking rates. Such validations shall only be 28.2 Use of Parking Facilities. Tenant's continued right to use the Parking Facilities is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Parking Facilities, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors comply with such rules and regulations and Tenant not being in default under this Lease. Landlord may, at any time, institute valet assisted parking, tandem parking stalls, 4904-9701-4680.7/395793.00003 -67- The Bluffs [The Honest Company, Inc.] "stack" parking, or other parking program within the Parking Facilities, the cost of which shall be included in Operating Expenses. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord, but any such delegation shall not excuse Landlord from its obligations hereunder. 28.3 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. 28.4 EV Charging. Landlord shall not later than the Lease Commencement Date install at least ten (10) electric vehicle chargers EV Chargers in the Parking Facilities, and shall use reasonable efforts to enforce a time limit or usage fee escalation for the extended use thereof so as to maximize the availability of the EV Chargers. In addition, Landlord shall install EV Chargers 28.5 Shared Parking Passes. upgrade the Parking Facilities in order to allow the entry gates to accommodate a shared parking Parking Pass System Upgrade , which upgrade shall provide: (i) the ability of the system to account for the provision to all local employees of an active parking card; (ii) the ability to track the number of Allocated Spaces selected by Tenant from time to time (the Paid- for Number provide that, when the Paid-for Number of cars are in the Parking Facilities, the next person using an active parking card will be charged to Tenant at the rate generally charged at the Building for daily visitor parking. Following the Parking Pass System Upgrade, Tenant shall have the right to request that Landlord provide Tenant with a number of Additional Provided Passes Additional Provided Passes es. In such event, (i) Tenant shall pay for the Paid-for Number of Allocated Passes on a monthly basis as provided above, and (ii) on a daily basis, if through the use of Additional Provided Passes the number of parking passes in use by Tenant at any time exceeds the Paid-for Number of Allocated Passes, then any additional parkers using a parking pass will be billed to Tenant at the non- discounted rate generally charged at the Building for daily visitor parking. Tenant may not use parking validations for such daily rate charges. Landlord shall use commercially reasonable efforts to cause the Parking Pass System Upgrade to be completed on or before the Lease Commencement Date. ARTICLE 29 MISCELLANEOUS PROVISIONS 29.1 Terms; Captions. The words Landlord and Tenant as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The 4904-9701-4680.7/395793.00003 -68- The Bluffs [The Honest Company, Inc.] captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections. 29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease. 29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant s obligations under this Lease. 29.4 Intentionally Deleted. 29.5 Transfer of Landlord s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease not accrued as of the date of transfer (to the extent that such obligations are assumed by the transferee) and Tenant agrees to look solely to such transferee for the performance of Landlord s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise or accrue after the date of transfer, and subject to the terms of Article 18 of this Lease, Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder. 29.6 Prohibition Against Recording or Publication. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded or otherwise published by Tenant or by anyone acting through, under or on behalf of Tenant. 29.7 Landlord s Title. Landlord s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. 29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant. 29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

4904-9701-4680.7/395793.00003 -69- The Bluffs [The Honest Company, Inc.] 29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Whenever in the Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words immediately, promptly, and/or on demand, or their equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the date that the party which is entitled to such payment sends notice to the other party demanding such payment. 29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by Applicable Laws. 29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate, or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto. 29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and Premises, including any rentals, sales, condemnation or insurance proceeds received by Landlord or the Landlord Parties in connection with the Building or Premises, but never less than the total remaining undisbursed Tenant Improvement Allowance. Other than Landlord, none of the Landlord Parties shall have any personal liability for Landlord s obligations under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Other than Tenant, including any assignee of Tenant s obligations under this Lease, none of the Tenant Parties shall have any personal liability for Tenant s obligations under this Lease, and Landlord hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Landlord. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord s, Tenant s and the Landlord Parties and Tenant Parties present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. 4904-9701-4680.7/395793.00003 -70- The Bluffs [The Honest Company, Inc.] 29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings (including, without limitation, the confidentiality agreement previously entered into by the parties prior to the date hereof), if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. 29.15 Intentionally Omitted. 29.16 Force Majeure. Notwithstanding anything to the contrary contained in this Lease (but subject to the remaining terms of this Section 29.16), any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, governmental laws, regulations or restrictions, civil commotions, Casualty, actual or threatened public health emergency (including, without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edicts, actions, declarations or quarantines by a governmental entity or health organization (including, without limitation, any shelter-in-place orders, stay at home orders or any restrictions on travel related thereto that preclude Tenant, its agents, contractors or its employees from accessing the Premises, national or regional emergency), unanticipated delays in receiving governmental approvals, breaches in cybersecurity, and other causes beyond the reasonable control of the party obligated to perform, regardless of whether such other causes are (i) foreseeable or unforeseeable or (ii) related to the specifically enumerated events in this paragraph (collectively, a Force Majeure ), shall excuse the performance of such party for a period of time equal to any such prevention, delay or stoppage. If this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party s performance caused by a Force Majeure. Notwithstanding the foregoing or anything to the contrary contained in this Lease, in no event shall Force Majeure: (a) excuse either party s obligations to pay Rent and other charges due pursuant to this Lease, or (b) entitle either party to terminate this Lease, except as allowed pursuant to Articles 11 and 13 of this Lease, or (c) excuse Tenant s obligations under Articles 5, 10 and 24 of this Lease, or (d) extend the time period for Tenant to vacate the Premises following expiration of the Lease Term, or (e) excuse Tenant from paying for utilities whether to Landlord or a utility provider, or (f) permit Tenant to interfere with other tenants and occupants at the Project or create or cause a nuisance or disturbance at the Project, or (g) extend the occurrence of the Lease Commencement Date (except as specifically provided in Section 5.1 of the Tenant Work Letter). Without limiting the generality of the foregoing, Tenant agrees and acknowledges that (1) events of Force Majeure may limit, interfere with, or prevent Tenant for using the Premises, and from entering the Premises, (2) such potential interference, limitation, and prevention is foreseeable, and (3) no such limitations, interference or prevention shall constitute frustration of purpose, impossibility of performance, or impracticality of performance with respect to this Lease. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1511 of the California Civil Code, and hereby agrees that this Section 29.16 is an express provision to the contrary. Tenant s agreement to the terms of this Section 29.16 is material consideration for Landlord s agreement to enter into this Lease. 4904-9701-4680.7/395793.00003 -71- The Bluffs [The Honest Company, Inc.] 29.17 Intentionally deleted. 29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, Notices ) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ( Mail ), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, (D) delivered personally, or (E) transmitted by email (provided that delivery by electronic mail is not deemed effective if the sender receives an automated reply indicating that the e-mail was not delivered to the intended recipient and provided further that if email is not acknowledged as received by the recipient or a read receipt is not received by the sender, such email shall be promptly followed up with a Notice via a backup method). Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy or email is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant s exercising any remedy available to Tenant. As of the Effective Date, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses: Dellwood Farm LLC c/o SVP, LLC 100 West Putnam Avenue Greenwich, Connecticut 06830 Attention: Joseph Pontrello Attention: Danielle D'Ambrosio Attention: Legal Notices E-mail: jpontrello@svpglobal.com E-mail: ddambrosio@svpglobal.com E-mail: legalnotices@svpglobal.com with a copy to: Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Attention: Brian S. Lichter, Esq. E-mail: brian.lichter@davispolk.com and 4904-9701-4680.7/395793.00003 -72- The Bluffs [The Honest Company, Inc.] Allen Matkins Leck Gamble Mallory & Natsis LLP 1901 Avenue of the Stars, Suite 1800 Los Angeles, California 90067 Attention: Anton N. Natsis, Esq. 29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several. 29.20 Authority. Each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after written request from Landlord, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant s state of incorporation and (ii) qualification to do business in California. Each individual executing this Lease on behalf of Landlord hereby represents and warrants that Landlord is a duly formed and existing entity qualified to do business in California and that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so. In such event, Landlord shall, within ten (10) days after written request by Tenant, deliver to Tenant satisfactory evidence of such authority and, if a corporation, upon demand by Tenant, also deliver to Tenant satisfactory evidence of (i) good standing in Landlord s state of incorporation and (ii) qualification to do business in California. 29.21 Attorneys Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. 29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. 29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant or Landlord does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until full execution and delivery by both Landlord and Tenant.

4904-9701-4680.7/395793.00003 -73- The Bluffs [The Honest Company, Inc.] 29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the Brokers ), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all Losses with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Landlord shall pay all fees due the Brokers pursuant to separate written agreements between Landlord and the Brokers (the Written Agreements ). If Landlord does not make payment to Tenant s Broker pursuant to the terms of the Written Agreements with Tenant s Broker, Tenant may send a factually correct Notice to Landlord of such failure, and if Landlord fails to pay Tenant s Broker within thirty (30) days following receipt of such Notice, Tenant may, at its option, make such payment and deduct such payment, together with interest at the Interest Rate, from the Rent next due and owing under this Lease from the date of such payment to the date of the deduction. Any amounts so paid by Tenant to Tenant s Broker and offset from Rent shall no longer be owed from Landlord to Tenant s Broker pursuant to the terms of the Written Agreement. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term. 29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord except as expressly set forth in this Lease to the contrary. 29.26 Right to Lease; Landlord Signage. Landlord reserves the absolute right to effect such other tenancies in the Project and Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of Landlord and the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project. Subject to the terms of Article 23 above, Landlord shall have the right at any time to change the name of the Project or the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord s sole discretion, desire. Tenant shall not use the name of the Project or use pictures or illustrations of the Project or Building (other than in a de minimis manner where the Building and the Project are not the primary subject of such picture or illustration) in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord. 29.27 Counterparts; Signatures. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. The parties hereto consent and agree that this Lease may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing 4904-9701-4680.7/395793.00003 -74- The Bluffs [The Honest Company, Inc.] as a paper copy bearing such party s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Lease using electronic signature technology, by clicking SIGN , such party is signing this Lease electronically, and (2) the electronic signatures appearing on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures. 29.28 Office and Communications Services. 29.28.1The Provider. Landlord has advised Tenant that certain office and communications services (which may include, without limitation, cable or satellite television service) may be offered to tenants of the Building by a concessionaire (which may or may not have exclusive rights to offer such services in the Building) under contract to Landlord ( Provider ). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. 29.28.2 Other Terms. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord. 29.29 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Building or any part thereof and that no representations respecting the condition of the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the Renovations ) the Project, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (other than as specifically provided for in Section 19.6.2 of this Lease). Landlord shall use commercially reasonable efforts to minimize interference with Tenant s business operations and 4904-9701-4680.7/395793.00003 -75- The Bluffs [The Honest Company, Inc.] access to the Parking Facilities in connection with any such work. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant s Insured Property resulting from the Renovations or Landlord s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord s actions. 29.30 No Violation. Landlord and Tenant each hereby warrants and represents to the other that neither the execution of nor performance under this Lease shall cause Landlord or Tenant, as applicable, to be in violation of any agreement, instrument, contract, Applicable Law, rule or regulation by which Tenant or Landlord, as applicable, is bound, and Landlord and Tenant shall protect, defend, indemnify and hold the other harmless against any Losses arising from Landlord s or Tenant s breach of this warranty and representation. 29.31 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the Lines ) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord s prior written consent for any work in the common areas, use Landlord s designated contractor for provision of cabling in the risers, including risers to the Premises (but not in the Premises) and riser management services (or, if Landlord does not have a designated contractor, then an experienced and qualified contractor reasonably approved in writing by Landlord), and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be (x) appropriately insulated to prevent excessive electromagnetic fields or radiation, (y) surrounded by a protective conduit reasonably acceptable to Landlord, and (z) identified in accordance with the Identification Requirements, as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all Applicable Laws, and (v) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines termination point(s) (collectively, the Identification Requirements ). Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time (1) are in violation of any Applicable Laws, (2) are inconsistent with then-existing industry standards (such as the standards promulgated by the National Fire Protection Association (e.g., such organization s 2002 National Electrical Code )), or (3) otherwise represent a dangerous or potentially dangerous condition. 29.32 Landlord Lien Waiver. Landlord agrees that Tenant shall have the right to pledge Tenant s Property owned by Tenant and located in the Premises (the Collateral ) as security for Tenant s credit lines or other financing. Landlord will agree to waive any lien rights with respect to such Collateral, and to execute commercially reasonable lien waiver agreements evidencing such waiver of Landlord s rights. 4904-9701-4680.7/395793.00003 -76- The Bluffs [The Honest Company, Inc.] 29.33 Good Faith. Except (i) for matters for which there is a standard of consent or discretion specifically set forth in this Lease; or (ii) matters covered by Article 4 (Additional Rent), or Article 19 (Defaults; Remedies) (collectively, the Excepted Matters ), any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld or delayed, and, except with regard to the Excepted Matters, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith. 29.34 Confidentiality; No Press Releases. Neither Landlord nor Tenant shall issue any press release or statement with regard to the terms and provisions of this Lease without the consent of the other, nor shall either party disclose to any third party (other than its respective employees, directors and officers, in their capacity as such, on a need-to-know basis), any information with respect to the financial terms and/or provisions of this Lease, except: (a) to the extent necessary to comply with Applicable Laws, in which event the party making such disclosure shall so notify the other party as promptly as is practicable (if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (b) to the extent necessary to comply with the disclosure requirements of the S.E.C. or similar entities, or in connection with other S.E.C. filings as customarily made by publicly traded REIT entities; (c) to its parent, subsidiary or other affiliated companies, their banks, auditors and attorneys and similar professionals (collectively, its Permitted Recipients ), provided that the disclosing party shall be liable to the other party in the event that any of its Permitted Recipients disclose any information that the disclosing party would be prohibited from disclosing pursuant to this Section 29.34; (d) in order to enforce its rights pursuant to this Lease; (e) to a bona fide prospective or an actual buyer or financier as well as the Permitted Recipients thereof, provided that any such buyer or financier first executes a written confidentiality agreement pursuant to which they/it agree(s) to be bound by the provisions of this paragraph or a similar undertaking of confidentiality, (f) for disclosure of square footage, length of term and charges or rents on earnings calls at investor meetings as customarily disclosed by publicly traded REIT entities, or (g) to a prospective assignee or subtenant. The terms of the first public statement made regarding the Lease shall be reasonably and mutually agreed upon by Landlord and Tenant, regardless of whether such statement is made in connection with any of items (a) through (g), above. Notwithstanding anything to the contrary set forth herein, the obligations of confidentiality contained herein, as they relate to a transaction, shall not apply to the tax structure or tax treatment of a transaction (as these terms are used in Section 1.6011- 4(b)(3) (or any successor provision) of the Treasury Regulations (the Confidentiality Regulation ) promulgated under IRC Section 6011), and each party (and any related party of such party) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of a transaction (as these terms are defined in the Confidentiality Regulation). In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax matter or tax idea relating to a transaction. Landlord agrees that Tenant s existing trademarks and other intellectual property (including without limitation Tenant s name/logo, pictures of the Premises, etc) and the goodwill associated therewith are the sole and exclusive property of Tenant and may not be used by Landlord for any purpose, except with the express prior written consent of Tenant.

Docusign Envelope ID: E86DA97E-1D14-8C2C-82BC-931F402E79B5

29.35 **Hazardous Materials**.

29.35.1**Definitions**. For purposes of this Lease, the following definitions shall apply: "**Hazardous Material(s)**" shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the "Environmental Laws," as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. "**Environmental Laws**" shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

29.35.2**Compliance with Environmental Laws**. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws except to the extent of Tenant's responsibility hereunder. Tenant shall not sell, use, or store in or around the Premises any Hazardous Materials, except if stored, properly packaged and labeled, disposed of and/or used in accordance with applicable Environmental Laws. In addition, Tenant agrees that it: (i) shall not cause or suffer to occur, the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises; (ii) shall not engage in activities at the Premises that would likely result in, give rise to, or lead to the imposition of liability upon Landlord or the creation of a lien upon the building or land upon which the Premises is located; (iii) shall notify Landlord promptly following receipt of any knowledge with respect to any actual release, discharge, escape or emission (whether past or present) of any Hazardous Materials at, upon, under or within the Premises; and (iv) shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises.

29.35.3**Tenant Hazardous Materials**. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits (as defined below) that may be required from time to time under any Environmental Laws applicable to Tenant's use of the Premises, and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all other Environmental Laws. "**Environmental Permits**" means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with any Environmental Law. Upon the expiration or earlier termination of this

4904-9701-4680.7/395793.00003 -77- The Bluffs
[The Honest Company, Inc.]

Docusign Envelope ID: E86DA97E-1D14-8C2C-82BC-931F402E79B5

Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials, which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building, and/or the Project or any portion thereof by Tenant and/or any Tenant Parties (such obligation to survive the expiration or sooner termination of this Lease). Nothing in this Lease shall impose any liability on Tenant for any Hazardous Materials in existence on the Premises, Building or Project prior to the Lease Commencement Date or brought onto the Premises, Building or Project after the Lease Commencement Date by Landlord or any third parties not under Tenant's control.

29.35.4 **Landlord Representation; Landlord Indemnity**. Landlord represents and warrants to Tenant that, as of the Effective Date, Landlord has no actual knowledge of the presence of any Hazardous Materials in violation of Environmental Laws in, on, or under the Project, which are of such a nature that a federal, state, local or municipal governmental authority would require removal or other containment, if it had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions that they then exist in the Project, as such Environmental Laws are enforced against and applicable to the Project as of the Effective Date. Landlord shall be responsible, at Landlord's sole cost and expense, and not as an Operating Expense, for the costs of causing the Premises and Building to comply with Environmental Laws as of the Delivery Date, and removing all Hazardous Materials in existence on the Premises, Building or Project prior to the date of this Lease (the "**Existing Hazardous Materials**"), if any, if required under Environmental Laws or if necessary for Tenant to obtain permits to construct the Tenant Improvements. In addition, Landlord hereby agrees to indemnify, defend, and hold Tenant harmless from any and all Losses to the extent arising or resulting from the presence of any Existing Hazardous Materials as of the Delivery Date or any Hazardous Materials brought to the Building or Project by any party other than Tenant or the Tenant Parties.

29.36 **Utility Billing Information**. In the event that the Tenant is permitted to contract directly for the provision of electricity, gas, trash and/or water services to the Premises with the third-party provider thereof, Tenant shall use commercially reasonable efforts to promptly, provide Landlord with a copy of each invoice for such items from the applicable utility provider.

29.37 **Transportation Demand Management Plan**. Tenant shall fully comply with all present or future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.38 **Prohibited Persons and Transactions**. Tenant represents and warrants that neither Tenant nor any of its affiliates is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control ("**OFAC**") of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism).

4904-9701-4680.7/395793.00003 -78- The Bluffs
[The Honest Company, Inc.]

Docusign Envelope ID: E86DA97E-1D14-8C2C-82BC-931F402E79B5

[SIGNATURE PAGE FOLLOWS]

4904-9701-4680.7/395793.00003 -79- The Bluffs
[The Honest Company, Inc.]

Docusign Envelope ID: E86DA97E-1D14-8C2C-82BC-931F402E79B5

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"LANDLORD"

DELLWOOD FARM LLC,
a Delaware limited liability company

DocuSigned by:

By: [signature]
Name:
002B06B566FD461...
Its: Authorized Signatory

"TENANT"

THE HONEST COMPANY, INC.,
a Delaware corporation

By: Signed by: [signature]
Name: 2C46EF48E52F48F...
Its: CEO

By: Signed by: Curtiss Bruce
Name: 255070EBD05C49A...
Its: EVP/CFO

4904-9701-4680.7/395793.00003 -80- The Bluffs
[The Honest Company, Inc.]